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Exhibit 2.1

Execution Version

Scheme implementation agreement

Anatolia Energy Limited (Anatolia) Uranium Resources, Inc. (URI)

MinterEllison
Level 19 Aurora Place 88 Phillip Street Sydney NSW 2000 Australia DX 117 Sydney T +61 2 9921 8888 F +61 2 9921 8123 minterellison.com

Scheme implementation agreement

Details		5
Agreed terms		6
1.	Defined terms & interpretation	6
1.1	Defined terms	6
1.2	Interpretation	20
1.3	Headings	21
2.	Agreement to propose Schemes	21
3.	Conditions precedent and pre-implementation steps	21
3.1	Conditions to Schemes	21
3.2	Benefit and waiver of conditions precedent	23
3.3	Best endeavours	23
3.4	Notifications	24
3.5	Certificate	24
3.6	Scheme voted down	25
3.7	Conditions not capable of being fulfilled	25
3.8	Interpretation	26
4.	Scheme structure	26
4.1	Scheme	26
4.2	Share Scheme—Election mechanism	27
4.3	Share Scheme Consideration	28
4.4	Option Scheme Consideration	28
4.5	Performance Share Scheme Consideration	28
4.6	Provision of registers	29
4.7	Allotment and issue of New URI Shares	29
4.8	Allotment and issue of New URI Options	30
4.9	Allotment and issue of New URI Performance Shares	31
4.10	Ineligible Overseas Securityholders	32
4.11	Fractional entitlements and Securities Splitting	32
5.	Schemes—parties' respective implementation obligations	33
5.1	Anatolia's obligations	33
5.2	URI's obligations	35
5.3	Explanatory Booklet—preparation principles	37
5.4	Anatolia Board recommendation	39
5.5	URI Board recommendation	39
6.	Conduct of business before the Implementation Date	40
6.1	Conduct of Anatolia business	40
6.2	Permitted Anatolia activities	42
6.3	Access	42
6.4	Conduct of URI business	43
6.5	Permitted URI activities	45
6.6	Access	45

7.	Board composition	46
7.1	Reconstitution of the board of each member of the Anatolia Group	46
7.2	URI Board composition	46
8.	Representations and warranties	46
8.1	URI representations	46
8.2	Anatolia representations	49
8.3	Notifications	52
8.4	Survival of representations	52
8.5	Liability of directors and Representatives	52
9.	Confidentiality and Public Announcement	52
9.1	Confidentiality	52
9.2	Public announcements on execution	53
9.3	Further public announcements	53
10.	Termination	53
10.1	Termination by notice	53
10.2	Automatic termination	55
10.3	Effect of termination	55
10.4	Survival of obligations	55
10.5	Disclosure on termination of agreement	55
11.	Anatolia Break Fee	55
11.1	Background	55
11.2	Costs incurred by URI	55
11.3	Payment by Anatolia to URI	56
11.4	Anatolia Break Fee not payable	57
11.5	Compliance with Law	57
12.	URI Break Fee	57
12.1	Background	57
12.2	Costs incurred by Anatolia	58
12.3	Payment by URI to Anatolia	58
12.4	URI Break Fee not payable	59
12.5	Compliance with Law	59
13.	Exclusivity	59
13.1	No Shop	59
13.2	No Talk and No Due Diligence	59
13.3	Notice of Acquisition Proposal	60
13.4	Exceptions	60
13.5	Superior Proposal procedures	61
13.6	Termination of existing discussions	63
13.7	Legal advice	63
14.	Anatolia Securities	63
14.1	Anatolia obligations	63
14.2	Consideration	63
15.	Notices	64

16.	General	66
16.1	Further acts	66
16.2	Timetable	66
16.3	Payments	66
16.4	Interest	66
16.5	Consents or approvals	66
16.6	GST	67
16.7	Expenses	67
16.8	Amendments	67
16.9	Assignment	67
16.10	Business Day	67
16.11	Waiver	68
16.12	Release of officers and directors	68
16.13	Counterparts	68
16.14	Entire agreement	68
16.15	No representation or reliance	69
16.16	No merger	69
16.17	Governing law	69
Schedule 1—Indicative Timetable		70
Signing page		71

Details

Date	3 June 2015
Parties
Name	Anatolia Energy Limited
ABN	68 076 577 994
Short form name	Anatolia
Notice details	Unit 3, 80 Colin Street West Perth WA 6005 Australia Facsimile: +61 8 9321 5036 Email: admin@anatoliaenergy.com.au Attention: The Company Secretary
Name	Uranium Resources, Inc. (a company incorporated in Delaware)
Short form name	URI
Notice details	Suite 300, 6950 South Potomac Street Centennial, CO 80112 United States of America Facsimile: +1 303 531 0519 Email: cjones@uraniumresources.com Attention: Christopher M. Jones

Background

A
Anatolia and URI have agreed to implement the Proposed Transaction on and subject to the terms and conditions of this agreement.

B
Anatolia and URI have agreed certain other matters in connection with the Proposed Transaction as set out in this agreement.

Agreed terms

1.     Defined terms & interpretation

1.1  Defined terms

  In this agreement, unless the context otherwise requires, the following words and expressions have the meaning as follows:

  Acceptable Confidentiality Agreement means a confidentiality agreement that contains provisions not materially less favourable to Anatolia than those contained in the Confidentiality Agreement and includes a standstill covenant that prohibits the recipient, for a period of at least 12 months, from acquiring, or offering to acquire, any Anatolia Shares other than under any Acquisition Proposal to which such confidentiality agreement relates.

  Accounting Standards means the accounting standards made or in force under the Corporations Act, and if any matter is not covered by those accounting standards, generally accepted Australian accounting principles.

  Acquisition Proposal means any inquiry or the making of any proposal or offer, or public announcement of an intention to make a proposal or offer, to Anatolia, Anatolia Shareholders or Anatolia Securityholders from any Person or group or Persons acting jointly or in concert which constitutes, or may reasonably be expected to lead to (in either case, whether in one transaction or a series of transactions):

  (a)
  any takeover bid, issuer bid, amalgamation, plan or scheme of arrangement, shareholder approved acquisition, business combination, merger, tender offer, exchange offer, consolidation, capital reduction, share buy-back, joint venture, reverse takeover, dual-listed company structure, recapitalisation, reorganisation, establishment of a new holding entity for Anatolia or the Anatolia Group, liquidation, dissolution or winding up in respect of Anatolia or other synthetic merger or any other transaction or arrangement;

  (b)
  any sale or purchase of assets (or any lease, long-term supply arrangement, option, licence or other arrangement having the same economic effect as a sale or purchase) of Anatolia or its Subsidiaries representing 20% or more of the consolidated assets, revenues or earnings of Anatolia, including the Temrezli Project and the Sefaatli Project;

  (c)
  any sale or issuance of Anatolia Shares or Anatolia Securities, or other equity interests (or securities convertible into or exercisable for such shares or interests) in Anatolia or any of its Subsidiaries, representing 20% or more of the issued and outstanding equity or voting interests of Anatolia or its Subsidiary; and

  (d)
  any arrangement whereby effective Control or operating control of Anatolia is granted to another party,

  or which would otherwise compete with, or be inconsistent in any material respect with the consummation of, the Proposed Transaction.

  Adviser means any Person who is engaged to provide professional advice of any type (including legal, accounting, consulting or financial advice) to Anatolia or URI.

  Anatolia Board means the board of directors of Anatolia as constituted from time to time (or any committee of the board of directors of Anatolia constituted from time to time to consider the Proposed Transaction on behalf of Anatolia).

  Anatolia Break Fee has the meaning given in clause 11.3(a).

  Anatolia Disclosure Letter means the letter entitled 'Disclosure Letter' from Anatolia to URI dated on or about the date of this agreement, a draft of which was provided to URI prior to the date of this agreement.

  Anatolia Due Diligence Material means the information disclosed by or on behalf of Anatolia and its Subsidiaries (including management presentations and in response to requests for information) to URI or any of its Representatives prior to the date of this agreement as evidenced conclusively by schedule 2 to the Anatolia Disclosure Letter.

  Anatolia CDI Information means the information regarding the Anatolia Group, being information that is within the knowledge of the Anatolia Board, to be provided by or on behalf of Anatolia to URI to enable the CDI Disclosure Document to be prepared and completed in compliance with all applicable Laws.

  Anatolia General Meetings has the meaning given in clause 5.1(u).

  Anatolia Group means Anatolia and its Subsidiaries.

  Anatolia Information means information to be included by Anatolia in the Explanatory Booklet that explains the effect of the Schemes and sets out the information prescribed by the Corporations Act and the Corporations Regulations 2001 (Cth), and any other information that is material to the making of a decision by Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders whether or not to vote in favour of the relevant Schemes, being information that is within the knowledge of Anatolia's directors and has not previously been disclosed to Anatolia Shareholders, other than the URI Information and the Independent Expert's Report.

  Anatolia Material Adverse Change means an event or circumstance (including a change in Law) that occurs, is announced or becomes known (in each case whether or not it becomes public) after the date of this agreement which:

  (a)
  based on Anatolia's most recent audited financial statements:

  (i)
  has or could reasonably be expected to have individually or when aggregated with all such events or circumstances the effect of diminishing the net assets of the Anatolia Group (excluding any reduction in cash) by 10% or more;

  (ii)
  has the result (or is reasonably expected to have the result) that the business of the Anatolia Group is unable to be carried on in substantially the same manner as carried on at the date of this agreement; or

  (iii)
  has the result (or is reasonably expected to have the result) that present or future third party monetary obligations of a member of the Anatolia Group in respect of moneys borrowed or raised totalling at least $250,000 (or, without limitation, its equivalent in any other currency or currencies) becomes capable of being declared due and payable before their stated maturity or expiry (other than as a result of the Proposed Transaction); or

  (b)
  with respect to the Temrezli Project:

  (i)
  constitutes or gives rise to or could reasonably be expected to (upon the passage of time, or the giving of notice or taking of any other action by a Regulatory Authority or any other person, or the occurrence of an Event of Force Majeure) give rise to the suspension, material delay, revocation, disclaimer, invalidity, unenforceability, variation, lapse or termination of; or

    (ii)
    materially conflicts or could reasonably be expected to materially conflict with the enjoyment of, any rights or interests under, any agreements, permits, licences or other rights, permissions or documents pursuant to which any member of the Anatolia Group either owns, has a valid lease on, or has the exclusive right to explore for, develop or exploit any mineral resources located on or within the Temrezli Project, but does not include any event or circumstance:

  (a)
  required to be done or procured by Anatolia pursuant to this agreement or the Schemes;

  (b)
  done with the express prior written consent of URI;

  (c)
  to the extent that it was fairly disclosed in the Anatolia Disclosure Letter;

  (d)
  to the extent that it was fairly disclosed in documents that were publicly available prior to the date of this agreement from public filings of Anatolia with ASX or ASIC or public registers; or

  (e)
  relating to costs and expenses incurred by Anatolia associated with the Schemes process, including all fees payable to external advisers of Anatolia, to the extent such amounts are fairly disclosed in the Anatolia Disclosure Letter.

  Anatolia Notices of General Meeting has the meaning given in clause 5.1(v).

  Anatolia Option means an option granted by Anatolia to acquire by way of issue one or more Anatolia Shares.

  Anatolia Optionholder means a Person who holds an Anatolia Option.

  Anatolia Performance Share means a performance share issued by Anatolia conferring the right to acquire by way of issue or transfer Anatolia Shares, being, as at the date of this agreement:

  (a)
  11,692,202 performance shares issued by Anatolia belonging to 'Class A' with the code 'AEKAO'; and

  (b)
  50 performance shares issued by Anatolia belonging to 'Class D' with the code 'AEKAK'.

  Anatolia Performance Shareholder means a Person who holds an Anatolia Performance Share.

  Anatolia Prescribed Occurrence means the occurrence of any of the following on or after the date of this agreement:

  (a)
  Anatolia converts all or any of its shares into a larger or smaller number of shares;

  (b)
  any member of the Anatolia Group resolves to reduce its share capital in any way;

  (c)
  any member of the Anatolia Group:

  (i)
  enters into a buy-back agreement; or

  (ii)
  resolves to approve the terms of a buy-back agreement under subsections 257C(1) or 257D(1) of the Corporations Act;

  (d)
  any member of the Anatolia Group issues securities, or grants a performance right or an option over its securities, or agrees to make such an issue or grant such a right or an option other than pursuant to the exercise, vesting or conversion of an Anatolia Security on issue immediately before the date of this agreement;

  (e)
  any member of the Anatolia Group issues, or agrees to issue, convertible notes;

  (f)
  any member of the Anatolia Group disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

  (g)
  any member of the Anatolia Group creates or agrees to create, any Security Interest over the whole, or a substantial part, of its business or property;

  (h)
  an Insolvency Event occurs in relation to any member of the Anatolia Group;

  (i)
  Anatolia pays, declares, distributes or incurs a liability to make or pay a dividend, bonus or other share of its profits, income, capital or assets by way of dividend or other form of distribution;

  (j)
  any member of the Anatolia Group makes any change to its constitution or convenes a meeting to consider a resolution to change a constitution of any member of the Anatolia Group;

  (k)
  any member of the Anatolia Group ceases, or threatens to cease to, carry on the business conducted as at the date of this agreement;

  (l)
  any member of the Anatolia Group (other than a dormant, non-operating member of the Anatolia Group) being deregistered as a company or being otherwise dissolved;

  (m)
  any disposal of shares or securities by a member of the Anatolia Group in any member of the Anatolia Group other than to a member of the Anatolia Group; or

  (n)
  any member of the Anatolia Group directly or indirectly authorising, committing or agreeing to take or announcing any of the actions referred to in paragraphs (a) to (m) above insofar as it applies to the member of the Anatolia Group the subject of such direct or indirect authorisation, commitment, agreement or announcement, provided that an Anatolia Prescribed Occurrence will not include any matter:

  (a)
  required to be done or procured by Anatolia pursuant to this agreement or the Schemes;

  (b)
  fairly disclosed in filings of Anatolia with the ASX prior to the date of this agreement;

  (c)
  to the extent it is fairly disclosed in the Anatolia Due Diligence Material or the Anatolia Disclosure Letter; or

  (d)
  the undertaking of which URI has approved in writing.

  Anatolia Security means a security or instrument granted by Anatolia that confers upon its holder the right (whether conditional or not) to acquire by way of issue one or more Anatolia Shares or other equity interest in Anatolia, including the Anatolia Options and the Anatolia Performance Shares.

  Anatolia Securityholder means a Person who holds an Anatolia Security.

  Anatolia Share means an issued fully paid ordinary share in the capital of Anatolia.

  Anatolia Shareholder means each Person who is registered in the register maintained by Anatolia under section 168(1) of the Corporations Act as a holder of Anatolia Shares.

  Anatolia Warranties means the representations and warranties of Anatolia set out in clause 8.2.

  ASIC means the Australian Securities and Investments Commission.

  Associate has the meaning given in Division 2 of Part 1.2 of the Corporations Act as if section 12(1) of that Act included a reference to this agreement and Anatolia was the designated body.

  ASX means ASX Limited (ABN 98 008 624 691) or, if the context requires, the financial market operated by it.

  ASX Listing Rules means the official listing rules of ASX as amended from time to time.

  ASX Settlement means ASX Settlement Pty Ltd ABN 49 008 504 532.

  Black-Scholes Value means, in relation to an option, the value of the option determined by the Black-Scholes formula as more particularly set forth in Schedule 6.

  Business Day means a day that is not a Saturday, Sunday or a public holiday or bank holiday in:

  (a)
  Denver, Colorado, United States of America;

  (b)
  Perth, Australia; and

  (c)
  Sydney, Australia.

  CDI Option means a CHESS depositary interest representing a unit of beneficial ownership in a Quoted URI Option registered in the name of CDN.

  CDI Share means a CHESS depositary interest representing a unit of beneficial ownership in a New URI Share registered in the name of CDN.

  CDI Disclosure Document means the information memorandum or other document required in connection with the quotation of URI Shares in the form of CDI Shares and URI Options in the form of CDI Options on the ASX.

  CDN means CHESS Depositary Nominees Pty Limited (ACN 071 346 506).

  Cebolleta Project means the Cebolleta uranium project located in the Grants mineral belt in the State of New Mexico.

  Change of Recommendation means any director of Anatolia taking any of the actions described in clause 11.3(a)(ii) (subject to the exceptions therein).

  CHESS means the Clearing House Electronic Subregister System for the electronic transfer of securities operated by ASX Settlement Pty Ltd (ABN 49 008 504 532).

  Conditions means the conditions set out in clause 3.1 and Condition means any one of them.

  Confidentiality Agreement means the confidentiality agreement between Anatolia and URI dated 5 February 2015.

  Control has the meaning given under section 50AA of the Corporations Act. Controlled has the same meaning.

  Corporations Act means the Corporations Act 2001 (Cth).

  Court means the Federal Court of Australia or any other court of competent jurisdiction under the Corporations Act as the parties may agree in writing.

  Deed Poll means the deed poll to be executed by URI prior to the date the Explanatory Booklet is despatched to Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders, in the form set out in Schedule 2.

  Effective means, when used in relation to a Scheme, the coming into effect, under section 411(10) of the Corporations Act, of the order of the Court made under section 411(4)(b) of the Corporations Act in relation to that Scheme.

  Effective Date, with respect to a Scheme, means the date on which that Scheme becomes Effective.

  Election Form has the meaning given in clause 4.2(a).

  End Date means:

  (a)
  31 December 2015; or

  (b)
  such other date and time agreed in writing between URI and Anatolia.

  Event of Force Majeure means any of the following, whether foreseeable or unforeseeable:

  (a)
  acts of God, earthquake, cyclone, fire, explosion, flood, landslide, lightning storm, tempest, drought or meteor; or

  (b)
  war (declared or undeclared), invasion, act of foreign enemy, hostilities between nations, civil insurrection or military usurper power; or

  (c)
  revolution or act of the public enemy, sabotage, malicious damage, terrorism, insurrection or civil unrest; or

  (d)
  any act of eminent domain, expropriation, confiscation, or nationalization of all or part of the Temrezli Project by or under the order of any Regulatory Authority; or

  (e)
  shortages or inability to obtain fuel, water, electric power, raw materials, supplies or equipment; or

  (f)
  transportation difficulties or handling or loading difficulties at any port or storage facility; or

  (g)
  epidemic or quarantine restrictions; or

  (h)
  strikes, lock out or other labour dispute; or

  (i)
  blockades (including blockades by local communities or their members) that substantially prevent or inhibit ingress or egress to any mineral properties listed as assets of the Anatolia Group, including the Temrezli Project and the Sefaatli Project.

  Excluded Optionholder means any Anatolia Optionholder who:

  (a)
  is URI or a Related Entity of URI; or

  (b)
  is otherwise specified as an 'Excluded Optionholder' in a notice in writing given by URI to Anatolia at least two Business Days prior to the First Court Date.

  Excluded Performance Shareholder means any Anatolia Performance Shareholder who:

  (c)
  is URI or a Related Entity of URI; or

  (d)
  is otherwise specified as an 'Excluded Performance Shareholder' in a notice in writing given by URI to Anatolia at least two Business Days prior to the First Court Date.

  Excluded Shareholder means any Anatolia Shareholder who:

  (a)
  is URI or a Related Entity of URI; or

  (b)
  is otherwise specified as an 'Excluded Shareholder' in a notice in writing given by URI to Anatolia at least two Business Days prior to the First Court Date.

  Exclusivity Period means the period commencing on the date of this agreement and ending on the earliest of:

  (c)
  the End Date;

  (d)
  the Implementation Date; and

  (e)
  the date this agreement is terminated in accordance with its terms.

  Explanatory Booklet means the explanatory booklet to be prepared by Anatolia in respect of the Proposed Transaction in accordance with the terms of this agreement and to be despatched to Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders.

  First Court Date means the date the Court first hears the application to order the convening of the Scheme Meetings under section 411(1) of the Corporations Act.

  Headcount Test means, in relation to a Scheme, the requirement under section 411(4)(a)(i) or 411(4)(a)(ii)(A) (as applicable) of the Corporations Act that the resolution to approve the relevant Scheme at the Scheme Meetings is passed by a majority in number of Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders (as applicable) present and voting, either in person or by proxy.

  Implementation Date means, with respect to a Scheme, the fifth Business Day, or such other Business Day as the parties agree, following the Record Date for that Scheme.

  Independent Expert means an expert, independent of the parties, engaged by Anatolia in good faith to opine on whether the Schemes are in the best interests of Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders.

  Independent Expert's Report means the report prepared by the Independent Expert and stating whether the Schemes are in the best interests of Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders.

  Ineligible Overseas Securityholder means an Anatolia Shareholder, Anatolia Optionholder or Anatolia Performance Shareholder whose address as shown in Anatolia's members' register, optionholders' register or performance shareholders' register (as applicable) is located outside of:

  (a)
  Australia and its external territories;

  (b)
  the United States of America;

  (c)
  New Zealand;

  (d)
  the British Virgin Islands, Canada, the Republic of Turkey, the United Kingdom, Germany, Slovenia and Hong Kong, provided in each case that the distribution of New URI Shares (or, at the election of the Anatolia Shareholder, CDI Shares), New URI Options (and, in the case of Quoted Anatolia Options, CDI Options) or New URI Performance Shares (as applicable) is not prohibited and not unduly onerous or impracticable, as determined by URI's Board of Directors, acting reasonably; and

  (e)
  any other jurisdictions as may be agreed in writing by Anatolia and URI,

  unless URI is satisfied that it is permitted to allot and issue New URI Shares (or, at the election of the Anatolia Shareholder, CDI Shares), New URI Options (and, in the case of Quoted Anatolia Options, CDI Options) or New URI Performance Shares (as applicable) to that Anatolia Shareholder, Anatolia Optionholder or Anatolia Performance Shareholder (as applicable) pursuant to the relevant Scheme by the Laws of that place.

  Insolvency Event means in relation to a Person:

  (a)
  (insolvency official) the appointment of a liquidator, provisional liquidator, administrator, statutory manager, controller, receiver, receiver and manager or other insolvency official (whether under an Australian Law or a foreign Law) to the Person or to the whole or a substantial part of the property or assets of the Person and the action is not stayed, withdrawn or dismissed within 14 days;

  (b)
  (arrangements) the entry by the Person into a compromise or arrangement with its creditors generally;

  (c)
  (winding up) the calling of a meeting to consider a resolution to wind up the Person (other than where the resolution is frivolous or cannot reasonably be considered to be likely to lead to the actual winding up of the Person) or the making of an application or order for the winding up or deregistration of the Person other than where the application or order (as the case may be) is set aside or withdrawn within 14 days;

  (d)
  (suspends payments) the Person suspends or threatens to suspend payment of its debts as and when they become due;

  (e)
  (ceasing business) the Person ceases or threatens to cease to carry on business;

  (f)
  (insolvency) the Person is or becomes unable to pay its debts when they fall due within the meaning of the Corporations Act or is otherwise presumed to be insolvent under the Corporations Act;

  (g)
  (deregistration) the Person being deregistered as a company or otherwise dissolved;

  (h)
  (deed of company arrangement) the Person executing a deed of company arrangement;

  (i)
  (Person as trustee or partner) the Person incurs a liability while acting or purporting to act as trustee (or co-trustee) or general partner of a trust or partnership (including a limited partnership) and the Person is not entitled to be fully indemnified against the liability out of trust or partnership assets because of one or more of the following:

  (i)
  a breach of trust or obligation as partner by the Person;

  (ii)
  the Person acting outside the scope of its powers as trustee or partner;

  (iii)
  a term of the trust or partnership denying, or limiting, the Person's right to be indemnified against the liability; or

  (iv)
  the assets of the trust or partnership being insufficient to discharge the liability; or

  (j)
  (analogous events) anything analogous to those set out in any of paragraphs (a) to (i) inclusive occurs in relation to the Person under the Laws of a foreign jurisdiction.

  Juan Tafoya Project means the Juan Tafoya uranium project located in the Grants mineral belt in the State of New Mexico.

  Laws means any applicable laws, including international, national, provincial, state, municipal and local laws, treaties, statutes, ordinances, judgments, decrees, injunctions, writs, certificates and orders, by-laws, rules, regulations, ordinances, or other requirements of any Regulatory Authority having the force of law.

  Match Period has the meaning given in clause 13.5(a)(viii).

  NASDAQ means The NASDAQ Stock Market or, if the context requires, the financial market operated by it.

  New URI Options means the new URI Options to be issued under the terms of the Option Scheme as Option Scheme Consideration, including the Quoted URI Options and the Unquoted URI Options.

  New URI Performance Shares means the new URI Performance Shares to be issued under the terms of the Performance Share Scheme as Performance Share Scheme Consideration.

  New URI Shares means the new URI Shares to be issued under the terms of the Share Scheme as Share Scheme Consideration.

  Option Scheme means the proposed scheme of arrangement pursuant to Part 5.1 of the Corporations Act between Anatolia and Scheme Optionholders in respect of all Scheme Options, substantially in the form set out in Schedule 4 or in such other form as the parties agree in writing, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each party.

  Option Scheme Consideration means, in respect of a Scheme Option, Unquoted URI Options (where the Scheme Option is an Unquoted Anatolia Option) or CDI Options (where the Scheme Option is a Quoted Anatolia Option):

  (a)
  in such number as would have a Black-Scholes Value equivalent to the Black-Scholes Value of the Scheme Option;

  (b)
  having:

  (i)
  the same term to expiry as the Scheme Option; and

  (ii)
  an exercise price equal to the exercise price of the Scheme Option divided by the Share Exchange Ratio; and

  (c)
  subject to the same vesting period and conditions as the Scheme Option,

  to be provided to Scheme Optionholders under the terms of the Option Scheme as described in clause 4.4.

  Performance Share Scheme means the proposed scheme of arrangement pursuant to Part 5.1 of the Corporations Act between Anatolia and Scheme Performance Shareholders in respect of all Scheme Performance Shares, substantially in the form set out in Schedule 5 or in such other form as the parties agree in writing, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each party.

  Performance Share Scheme Consideration means, in respect of a Scheme Performance Share, one New URI Performance Share:

  (a)
  having the same term to expiry as that Scheme Performance Share;

  (b)
  convertible into a number of URI Shares equivalent to the number of Anatolia Shares to which the Scheme Performance Share is convertible multiplied by the Share Exchange Ratio; and

  (c)
  subject to the same vesting period and conditions as that Scheme Performance Share (including as to resource milestones),

  to be provided to Scheme Performance Shareholders under the terms of the Performance Share Scheme as described in clause 4.5.

  Person means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization, any other entity or organization or any Regulatory Authority.

  Proposed Transaction means the proposed acquisition by URI, in accordance with the terms and conditions of this agreement, of all of the Anatolia Shares (other than any Anatolia Shares held by an Excluded Shareholder), and the proposed acquisition by URI or cancellation of all of the Anatolia Securities, through the implementation of the Schemes.

  Quoted Anatolia Options means the Anatolia Options that are quoted on ASX.

  Quoted URI Options means the New URI Options that are quoted on NASDAQ.

  Record Date means, in respect of a Scheme, 7.00pm on the fifth Business Day (or such other Business Day as the parties agree in writing) following the Effective Date.

  Regulatory Approvals means the approvals set out in clause 3.1(a).

  Regulatory Authority means:

  (a)
  any multinational or supranational body or organisation, nation, government, state, province, country, territory, municipality, quasi-government, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing;

  (b)
  any self-regulatory organisation or stock exchange, including NASDAQ and/or the ASX;

  (c)
  any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and

  (d)
  any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing.

  Related Entity of a Person means a related body corporate of that Person under section 50 of the Corporations Act or which is an economic entity (as defined in the Accounting Standards) that is Controlled by that Person.

  Representative means, in respect of a Person:

  (a)
  a director, officer, agent, representative, member or employee of the Person;

  (b)
  an Adviser of the Person; and

  (c)
  a director, officer or employee of an Adviser of the Person.

  RG 60 means Regulatory Guide 60 issued by ASIC on 22 September 2011.

  Schemes means:

  (a)
  the Share Scheme;

  (b)
  the Option Scheme; and

  (c)
  the Performance Share Scheme.

  Scheme Meetings means, as the context requires:

  (a)
  the meeting of Anatolia Shareholders ordered by the Court to be convened under section 411(1) of the Corporations Act to consider and vote on the Share Scheme;

  (b)
  the meeting of Anatolia Optionholders ordered by the Court to be convened under section 411(1) of the Corporations Act to consider and vote on the Option Scheme; and/or

  (c)
  the meeting of Anatolia Performance Shareholders ordered by the Court to be convened under section 411(1) of the Corporations Act to consider and vote on the Performance Share Scheme,

  and includes any meeting convened following any adjournment or postponement of a meeting.

  Scheme Option means an Anatolia Option on issue as at the Record Date other than any Anatolia Option then held by an Excluded Optionholder (but including any such Anatolia Option held on behalf of one or more third parties or otherwise in a fiduciary capacity).

  Scheme Optionholder means a Person who holds one or more Scheme Options.

  Scheme Performance Share means an Anatolia Performance Share on issue as at the Record Date other than any Anatolia Performance Share then held by an Excluded Performance Shareholder (but including any such Anatolia Performance Share held on behalf of one or more third parties or otherwise in a fiduciary capacity).

  Scheme Performance Shareholder means a Person who holds one or more Scheme Performance Shares.

  Scheme Share means an Anatolia Share on issue as at the Record Date other than any Anatolia Share then held by an Excluded Shareholder (but including any such Anatolia Share held on behalf of one or more third parties or otherwise in a fiduciary capacity).

  Scheme Shareholder means a Person who holds one or more Scheme Shares.

  Second Court Date means the first day on which an application made to the Court for an order under section 411(4)(b) of the Corporations Act approving the Schemes is heard or scheduled to be heard or, if the application is adjourned for any reason, means the date on which the adjourned application is heard or scheduled to be heard.

  Securities Splitting means the splitting by a holder of Anatolia Shares, Anatolia Options or Anatolia Performance Shares (as applicable) into two or more parcels of Anatolia Shares, Anatolia Options or Anatolia Performance Shares (as applicable) whether or not it results in any change in beneficial ownership of the Anatolia Shares, Anatolia Options or Anatolia Performance Shares (as applicable).

  Security Interest has the meaning given in section 12 of the Personal Property Securities Act 2009 (Cth).

  Sefaatli Project means the uranium project located in Sefaatli in the Republic of Turkey.

  Share Exchange Ratio means 0.06579 New URI Shares (or, at the election of a Scheme Shareholder, CDI Shares) per Scheme Share.

  Share Scheme means the proposed scheme of arrangement pursuant to Part 5.1 of the Corporations Act between Anatolia and Scheme Shareholders in respect of all Scheme Shares, substantially in the form set out in Schedule 3 or in such other form as the parties agree in writing, subject to any alterations or conditions made or required by the Court under section 411(6) of the Corporations Act and approved in writing by each party.

  Share Scheme Consideration means, in respect of a Scheme Share, New URI Shares (or, at the election of a Scheme Shareholder, CDI Shares), the number of which is determined by application of the Share Exchange Ratio, to be provided to Scheme Shareholders under the terms of the Share Scheme as described in clause 4.2.

  Subsidiary has the meaning given to that term in section 46 of the Corporations Act.

  Superior Proposal means a bona fide Acquisition Proposal that is made in writing after the date of this agreement and did not result from a breach of clause 13 by Anatolia or its Related

  Entities or Representatives, and the Anatolia Board determines in good faith (after having taken advice from its legal and financial advisers) that:

  (a)
  such Acquisition Proposal is made to Anatolia or all Anatolia Shareholders and in compliance with applicable securities Laws;

  (b)
  funds or other consideration necessary for the consummation of such Acquisition Proposal are, or will be, available to ensure that the third party will have the funds or other consideration necessary for the consummation of the Acquisition Proposal;

  (c)
  such Acquisition Proposal is reasonably capable of completion in accordance with its terms, taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal, including the ability of the proposing party to consummate the transactions contemplated by the Acquisition Proposal;

  (d)
  the taking of action in respect of such Acquisition Proposal is necessary for the Anatolia Board in the discharge of its fiduciary and statutory duties under applicable Laws; and

  (e)
  such Acquisition Proposal would, if completed substantially in accordance with its terms, be reasonably likely to result in a transaction more favourable to Anatolia Shareholders and Anatolia Securityholders as a whole than the Proposed Transaction, taking into account all of the terms and conditions of the Acquisition Proposal, including consideration, conditionality, funding, certainty and timing.

  Temrezli Project means the Temrezli uranium project located in the Republic of Turkey.

  Timetable means the indicative timetable in relation to the Proposed Transaction set out in Schedule 1 with such modifications as may be agreed in writing by the parties.

  Transaction Documents means this agreement, the Deed Poll and the Schemes.

  Unquoted Anatolia Options means the Anatolia Options that are not quoted on ASX.

  Unquoted URI Options means the New URI Options that are not quoted on NASDAQ.

  URI Board means the board of directors of URI as constituted from time to time (or any committee of the board of directors of URI constituted from time to time to consider the Proposed Transaction on behalf of URI).

  URI Break Fee has the meaning given in clause 12.3(a).

  URI Counterproposal has the meaning given in clause 13.5(b).

  URI Disclosure Letter means the letter entitled 'Disclosure Letter' from URI to Anatolia dated on or about the date of this agreement.

  URI Due Diligence Material means the information disclosed by or on behalf of URI and its Subsidiaries (including management presentations and in response to requests for information) to Anatolia or any of its Representatives prior to the date of this agreement as evidenced conclusively by schedule 2 to the URI Disclosure Letter.

  URI Group means URI and its Subsidiaries.

  URI Information means such information regarding URI that is provided by or on behalf of URI to Anatolia or the Independent Expert:

  (a)
  to enable the Explanatory Booklet to be prepared and completed in compliance with all applicable Laws;

  (b)
  to enable applications for Regulatory Approvals to be made; and

  (c)
  otherwise in compliance with URI's obligations under clause 5.2(a).

  URI Material Adverse Change means an event or circumstance (including a change in Law) that occurs, is announced or becomes known (in each case whether or not it becomes public) after the date of this agreement which:

  (d)
  based on URI's most recent audited financial statements:

  (i)
  has or could reasonably be expected to have individually or when aggregated with all such events or circumstances the effect of diminishing the net assets of the URI Group (excluding any reduction in cash) by 10% or more;

  (ii)
  has the result (or is reasonably expected to have the result) that the business of the URI Group is unable to be carried on in substantially the same manner as carried on at the date of this agreement; or

  (iii)
  has the result (or is reasonably expected to have the result) that present or future third party monetary obligations of a member of the URI Group in respect of moneys borrowed or raised totalling at least $250,000 (or, without limitation, its equivalent in any other currency or currencies) becomes capable of being declared due and payable before their stated maturity or expiry (other than as a result of the Proposed Transaction); or

  (e)
  with respect to the URI Projects:

  (i)
  constitutes or gives rise to or could reasonably be expected to (upon the passage of time, or the giving of notice or taking of any other action by a Regulatory Authority or any other person, or the occurrence of an Event of Force Majeure) give rise to the suspension, material delay, revocation, disclaimer, invalidity, unenforceability, variation, lapse or termination of; or

  (ii)
  materially conflicts or could reasonably be expected to materially conflict with the enjoyment of, any rights or interests under,

    any agreements, permits, licences or other rights, permissions or documents pursuant to which any member of the URI Group either owns, has a valid lease on, or has the exclusive right to explore for, develop or exploit any mineral resources located on or within the URI Projects, but does not include any event or circumstance:

  (a)
  required to be done or procured by URI pursuant to this agreement or the Schemes;

  (b)
  done with the express prior written consent of Anatolia;

  (c)
  to the extent that it was fairly disclosed in the URI Disclosure Letter;

  (d)
  to the extent that it was fairly disclosed in documents that were publicly available prior to the date of this agreement from public filings of URI with NASDAQ or public registers; or

  (e)
  relating to costs and expenses incurred by URI associated with the Schemes process, including all fees payable to external advisers of URI, to the extent such amounts are fairly disclosed in the URI Disclosure Letter.

  URI Notice of Meeting has the meaning given in clause 5.2(p).

  URI Option means an option granted by URI to acquire by way of issue one or more URI Shares.

  URI Performance Share means a performance share issued by URI conferring the right to acquire by way of issue or transfer URI Shares.

  URI Prescribed Occurrence means the occurrence of any of the following on or after the date of this agreement:

  (a)
  URI converts all or any of its shares into a larger or smaller number of shares;

  (b)
  any member of the URI Group resolves to reduce its share capital in any way;

  (c)
  any member of the URI Group:

  (i)
  enters into a buy-back agreement; or

  (ii)
  resolves to approve the terms of a buy-back agreement;

  (d)
  any member of the URI Group issues securities, or grants a performance right or an option over its securities, or agrees to make such an issue or grant such a right or an option other than pursuant to the exercise, vesting or conversion of a URI Security on issue immediately before the date of this agreement;

  (e)
  any member of the URI Group issues, or agrees to issue, convertible notes;

  (f)
  any member of the URI Group disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

  (g)
  any member of the URI Group creates or agrees to create, any Security Interest over the whole, or a substantial part, of its business or property;

  (h)
  an Insolvency Event occurs in relation to any member of the URI Group;

  (i)
  URI pays, declares, distributes or incurs a liability to make or pay a dividend, bonus or other share of its profits, income, capital or assets by way of dividend or other form of distribution;

  (j)
  any member of the URI Group makes any change to its constitution or convenes a meeting to consider a resolution to change a constitution of any member of the URI Group;

  (k)
  any member of the URI Group ceases, or threatens to cease to, carry on the business conducted as at the date of this agreement;

  (l)
  any member of the URI Group (other than a dormant, non-operating member of the URI Group) being deregistered as a company or being otherwise dissolved;

  (m)
  any disposal of shares or securities by a member of the URI Group in any member of the URI Group other than to a member of the URI Group; or

  (n)
  any member of the URI Group directly or indirectly authorising, committing or agreeing to take or announcing any of the actions referred to in paragraphs (a) to (m) above insofar as it applies to the member of the URI Group the subject of such direct or indirect authorisation, commitment, agreement or announcement, provided that a URI Prescribed Occurrence will not include any matter:

  (a)
  required to be done or procured by URI pursuant to this agreement or the Schemes;

  (b)
  fairly disclosed in filings of URI with NASDAQ prior to the date of this agreement;

  (c)
  to the extent it is fairly disclosed in the URI Due Diligence Material or the URI Disclosure Letter; or

  (d)
  the undertaking of which Anatolia has approved in writing.

  URI Projects means the Cebolleta Project and the Juan Tafoya Project.

  URI Security means a security or instrument granted by URI that confers upon its holder the right (whether conditional or not) to acquire by way of issue one or more URI Shares or other equity interest in URI.

  URI Share means a fully paid ordinary share in the capital of URI.

  URI Shareholder means each Person who is registered in the register maintained by URI under section 168(1) of the Corporations Act as a holder of URI Shares.

  URI Shareholder Meeting has the meaning given in clause 5.2(o).

  URI Warranties means the representations and warranties of URI set out in clause 8.1.

1.2  Interpretation

  In this agreement, except where the context otherwise requires:

  (a)
  the singular includes the plural and vice versa, and a gender includes other genders;

  (b)
  another grammatical form of a defined word or expression has a corresponding meaning;

  (c)
  a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;

  (d)
  a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

  (e)
  a reference to A$, $A, dollar or $ is to Australian currency;

  (f)
  a reference to time is to Perth, Australia time;

  (g)
  a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party's executors, administrators, successors and permitted assigns and substitutes;

  (h)
  a reference to a statute, ordinance, code or other Law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

  (i)
  the meaning of general words is not limited by specific examples introduced by including, for example or similar expressions;

  (j)
  a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it;

  (k)
  if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day; and

  (l)
  a reference to fairly disclosed to a party means disclosed to any of that party or any of its Representatives in good faith and in sufficient detail so as to enable a reasonable and sophisticated buyer (or one of its Representatives) experienced in transactions similar to the Proposed Transaction and experienced in a business similar to any business conducted by the Anatolia Group (if disclosed to URI) or the URI Group (if disclosed to Anatolia), to identify the nature and scope of the relevant matter, event or circumstance.

1.3  Headings

  Headings are for ease of reference only and do not affect interpretation.

2.     Agreement to propose Schemes

  (a)
  Anatolia agrees to propose and implement the Schemes on and subject to the terms and conditions of this agreement, and substantially in accordance with the Timetable.

  (b)
  URI agrees to assist Anatolia in proposing and implementing the Schemes on and subject to the terms and conditions of this agreement, and substantially in accordance with the Timetable.

3.     Conditions precedent and pre-implementation steps

3.1  Conditions to Schemes

  Subject to this clause 3, the Schemes will not become Effective, and the respective obligations of the parties in relation to the implementation of each Scheme will not be binding, until each of the following conditions precedent is satisfied or waived to the extent and in the manner set out in this clause 3:

  (a)
  (Regulatory Approvals) before 8.00am on the Second Court Date, ASIC and ASX issue or provide such consents or approvals as are necessary or which Anatolia and URI agree are necessary or desirable to implement the Schemes, either unconditionally or on conditions that do not impose unduly onerous obligations upon either party (acting reasonably), and such consent, approval or other act has not been withdrawn, cancelled or revoked as at 8.00am on the Second Court Date;

  (b)
  (Restraining orders) no judgment, order, decree, statute, Law, ordinance, rule of regulation, or other temporary restraining order, preliminary or permanent injunction, restraint or prohibition, entered, enacted, promulgated, enforced or issued by any court or other Regulatory Authority of competent jurisdiction remains in effect as at 8.00am on the Second Court Date that prohibits, materially restricts, makes illegal or restrains the completion of a Scheme or any Transaction Document;

  (c)
  (Anatolia Shareholder approval) the Share Scheme is approved by Anatolia Shareholders at the relevant Scheme Meeting by the majorities required under section 411(4)(a)(ii) of the Corporations Act;

  (d)
  (Anatolia Optionholder approval) the Option Scheme is approved by Anatolia Optionholders at the relevant Scheme Meeting by the majorities required under section 411(4)(a)(ii) of the Corporations Act;

  (e)
  (Anatolia Performance Shareholder approval) the Performance Share Scheme is approved by Anatolia Performance Shareholders at the relevant Scheme Meeting by the majorities required under section 411(4)(a)(ii) of the Corporations Act;

  (f)
  (Court approval) the Schemes are approved by the Court in accordance with section 411(4)(b) of the Corporations Act either unconditionally or on conditions that do not impose unduly onerous obligations upon either party (acting reasonably);

  (g)
  (Approval of cancellation of Anatolia Options) before 8.00am on the Second Court Date, ASX grants a waiver from Listing Rule 6.23, or Anatolia Shareholders give any necessary approvals under Listing Rule 6.23, in relation to the Option Scheme;

  (h)
  (URI Shareholder approval) before the Scheme Meetings, URI Shareholders pass all resolutions necessary:

  (i)
  in respect of the application for quotation of the New URI Shares, CDI Shares and CDI Options;

  (ii)
  to increase the number of URI Shares and to issue such number of New URI Shares as required to pay the Share Scheme Consideration;

  (iii)
  to increase the number of URI Options and to issue such number of New URI Options as required to pay the Option Scheme Consideration; and

  (iv)
  to increase the number of URI Performance Shares and to issue such number of New URI Performance Shares as required to pay the Performance Share Scheme Consideration,

    at a meeting of URI Shareholders (or any adjournment or postponement thereof) by the requisite majorities under the laws and regulations of the State of Delaware and NASDAQ;

  (i)
  (Anatolia General Meetings) before 8.00am on the Second Court Date, Anatolia Shareholders and Anatolia Performance Shareholders pass all resolutions necessary to allow the Anatolia Performance Shares to be transferred to URI in the manner contemplated by the Performance Share Scheme, including to give effect to any necessary amendments to the terms of the Anatolia Performance Shares;

  (j)
  (NASDAQ quotation) NASDAQ approves the official quotation of the New URI Shares and the Quoted URI Options;

  (k)
  (Listing of CDI Shares and CDI Options) ASX approves the admission of URI to the official list of the ASX and official quotation of the New URI Shares in the form of CDI Shares (to the extent that Scheme Shareholders elect to receive CDIs) and Quoted URI Options in the form of CDI Options (to the extent that the Scheme Options are Quoted Anatolia Options), in each case conditional only on the Schemes becoming Effective and URI providing the information required by the ASX approval or by the ASX Listing Rules;

  (l)
  (Independent Expert) the Independent Expert concludes in the Independent Expert's Report that in its opinion the Schemes are in the best interests of Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders on or before the date on which the Explanatory Booklet is registered by ASIC under the Corporations Act and the Independent Expert does not change or publicly withdraw this conclusion prior to 8.00am on the Second Court Date;

  (m)
  (No Anatolia Material Adverse Change) no Anatolia Material Adverse Change occurs between the date of this agreement and 8.00am on the Second Court Date;

  (n)
  (No URI Material Adverse Change) no URI Material Adverse Change occurs between the date of this agreement and 8.00am on the Second Court Date;

  (o)
  (No Anatolia Prescribed Occurrence) no Anatolia Prescribed Occurrence occurs between the date of this agreement and 8.00am on the Second Court Date;

  (p)
  (No URI Prescribed Occurrence) no URI Prescribed Occurrence occurs between the date of this agreement and 8.00am on the Second Court Date;

  (q)
  (Anatolia Warranties) the Anatolia Warranties being true and correct in all material respects on the date of this agreement and at 8.00am on the Second Court Date;

  (r)
  (URI Warranties) the URI Warranties being true and correct in all material respects on the date of this agreement and at 8.00am on the Second Court Date;

  (s)
  (Anatolia material breach) before 8.00am on the Second Court Date, Anatolia has not breached any material provision of this agreement to a material extent in the context of the Schemes taken as a whole;

  (t)
  (URI material breach) before 8.00am on the Second Court Date, URI has not breached any material provision of this agreement to a material extent in the context of the Schemes taken as a whole; and

  (u)
  (Anatolia Securities) before 8.00am on the Second Court Date, in respect of each Anatolia Security outstanding as at the date of this agreement other than the Scheme Options or the Scheme Performance Shares:

  (i)
  URI enters into legally binding and enforceable agreements with the relevant Anatolia Securityholder for the acquisition or cancellation of that Anatolia Security for consideration in accordance with clause 14; or

  (ii)
  the Anatolia Security has vested or lapsed, or been exercised or converted into Anatolia Shares, or otherwise ceased to exist.

3.2  Benefit and waiver of conditions precedent

  (a)
  The Condition in clause 3.1(b) is for the benefit of each party and any breach or non-fulfilment of it may only be waived (if capable of waiver) with the written consent of both parties, which consent either party may give or withhold in its absolute discretion.

  (b)
  The Conditions in clauses 3.1(m), 3.1(o), 3.1(q), 3.1(s) and 3.1(u) are for the sole benefit of URI and any breach or non-fulfilment of them may only be waived by URI giving its written consent.

  (c)
  The Conditions in clauses 3.1(l), 3.1(n), 3.1(p), 3.1(r) and 3.1(t) are for the sole benefit of Anatolia and any breach or non-fulfilment of them may only be waived by Anatolia giving its written consent.

  (d)
  A party entitled to waive a Condition pursuant to this clause 3.2 may do so in its absolute discretion subject to the provision of written notice to the other party. Any waiver of a Condition by a party for whose benefit the Condition applies must take place on or prior to 8.00am on the Second Court Date. The Conditions in clauses 3.1(a), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(h), 3.1(i), 3.1(j) and 3.1(k) cannot be waived.

  (e)
  If a party waives the breach or non-fulfilment of any of the Conditions in clause 3.1, that waiver will not preclude it from suing the other party for any breach of this agreement including without limitation a breach that resulted in the non-fulfilment of the Condition that was waived.

  (f)
  Waiver of a breach or non-fulfilment in respect of one Condition does not constitute;

  (i)
  a waiver of breach or non-fulfilment of any other Condition resulting from the same event; or

  (ii)
  a waiver of breach or non-fulfilment of that Condition resulting from any other event.

3.3  Best endeavours

  (a)
  Anatolia and URI will use their respective best endeavours to procure that each of the Conditions is satisfied as soon as reasonably practicable after the date of this agreement or continues to be satisfied at all times until the last time they are to be satisfied (as the case may require).

  (b)
  Without limiting clauses 3.4 and 3.5 below, each of Anatolia and URI must:

  (i)
  promptly apply for all relevant Regulatory Approvals and provide the other party with a copy of all applications for Regulatory Approvals;

  (ii)
  take all the steps for which it is responsible as part of the Regulatory Approvals process;

  (iii)
  respond to all requests for information in respect of the applications for Regulatory Approvals at the earliest practicable time;

  (iv)
  provide the other with all information and assistance reasonably requested in connection with the applications for Regulatory Approvals;

  (v)
  to the extent that it is within either party's respective control, use its best endeavours to procure that there is no occurrence that would prevent the Condition being satisfied and no other party shall take any action that will or is likely to hinder or prevent the satisfaction of the Condition except to the extent that such action is required by Law; and

  (vi)
  so far as it is able, allow the other and its Representatives the opportunity to be present and make submissions at any meetings with any regulatory body relating to the Regulatory Approvals in respect of a Scheme.

3.4  Notifications

  Each of URI and Anatolia must:

  (a)
  keep the other promptly and reasonably informed of the steps it has taken and of its progress towards satisfaction of the Conditions;

  (b)
  promptly notify the other in writing if it becomes aware that any Condition has been satisfied; and

  (c)
  promptly notify the other in writing if it becomes aware that any Condition is or has become incapable of being satisfied (having regard to the respective obligations of each party under clause 3.3) and where a party is entitled to waive that Condition upon receipt or delivery of such a notice (as applicable) that party must notify the other party in accordance with clause 3.2 as soon as possible (in any event before 5.00pm on the Business Day before the Second Court Date) as to whether the party waives the non-fulfilment of the Condition.

3.5  Certificate

  On the Second Court Date:

  (a)
  URI and Anatolia will provide a joint certificate to the Court confirming whether or not the Conditions set out in clauses 3.1(a), 3.1(b), 3.1(c), 3.1(d) and 3.1(e), have been satisfied or waived in accordance with the terms of this agreement;

  (b)
  Anatolia will provide a certificate to the Court confirming whether or not the Conditions set out in clauses 3.1(g), 3.1(i), 3.1(l), 3.1(m), 3.1(o), 3.1(q), 3.1(s) and 3.1(u) have been satisfied or waived in accordance with the terms of this agreement;

  (c)
  URI will provide a certificate to the Court confirming whether or not the Conditions set out in clauses 3.1(h), 3.1(j), 3.1(k), 3.1(n), 3.1(p), 3.1(r) and 3.1(t) have been satisfied or waived in accordance with the terms of this agreement;

  (d)
  Anatolia will provide a certificate to URI confirming whether or not it has breached any of its obligations under this agreement (including a breach of a representation or warranty), and if it has, giving details of such breach; and

  (e)
  URI will provide a certificate to Anatolia confirming whether or not it has breached any of its obligations under this agreement (including a breach of a representation or warranty), and if it has, giving details of such breach.

3.6  Scheme voted down

  If a Scheme is not approved by Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders (as applicable) at a Scheme Meeting by reason only of the non-satisfaction of the Headcount Test and Anatolia or URI considers acting reasonably that Securities Splitting or some abusive or improper conduct may have caused or contributed to the Headcount Test not having been satisfied then Anatolia must:

  (a)
  apply for an order of the Court contemplated by section 411(4)(a)(ii)(A) of the Corporations Act to disregard the Headcount Test and seek Court approval of the relevant Scheme under section 411(4)(b) of the Corporations Act, notwithstanding that the Headcount Test has not been satisfied; and

  (b)
  make such submissions to the Court and file such evidence as Counsel engaged by Anatolia to represent it in Court proceedings related to the relevant Scheme, in consultation with URI, considers is reasonably required to seek to persuade the Court to exercise its discretion under section 411(4)(a)(ii)(A) of the Corporations Act by making an order to disregard the Headcount Test.

3.7  Conditions not capable of being fulfilled

  (a)
  If:

  (i)
  any Condition is not satisfied or (where capable of waiver) waived by the date specified in this agreement for its satisfaction (or an event occurs which would or is likely to prevent a condition precedent being satisfied by the date specified in this agreement);

  (ii)
  a circumstance occurs with the result that a Condition is not capable of being fulfilled and, if the Condition is able to be waived by a party under clause 3.2 the party does not waive the Condition within five Business Days after the occurrence of the circumstance; or

  (iii)
  a Scheme does not become Effective by the End Date,

    and neither of the following has occurred:

    (iv)
    the Independent Expert opines to the effect that a Scheme is not in the best interest of Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders (as applicable); or

    (v)
    a Superior Proposal has been publicly announced,

    then Anatolia and URI must consult in good faith with a view to determining whether:

    (vi)
    the Schemes may proceed by way of alternative means or methods;

    (vii)
    to extend the relevant time or date for satisfaction of the Condition;

    (viii)
    to change the date of the application to be made to the Court for orders under section 411(4)(b) of the Corporations Act approving the Schemes or adjourning that application (as applicable) to another date agreed by the parties; or

    (ix)
    to extend the End Date.

  (b)
  Subject to clause 3.7(c), if a Condition becomes incapable of being satisfied before the End Date and Anatolia and URI are unable to reach agreement under clause 3.7(a) within five Business Days of the date on which they both become aware that the Condition has become incapable of being satisfied (or, if earlier, by 8.00am on the Second Court Date), then unless the relevant Condition (where capable of waiver) is waived:

  (i)
  in relation to the Conditions in clause 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(h), 3.1(i), 3.1(j) or 3.1(k), either URI or Anatolia may terminate this agreement by giving the other notice within 10 Business Days (or any shorter period ending before 8.00am on the Second Court Date);

  (ii)
  in relation to the Conditions in clauses 3.1(m), 3.1(o), 3.1(q), 3.1(s) and 3.1(u), URI may terminate this agreement by giving Anatolia notice within 10 Business Days (or any shorter period ending before 8.00am on the Second Court Date); and

  (iii)
  in relation to the Conditions in clauses 3.1(l), 3.1(n), 3.1(p), 3.1(r) and 3.1(t), Anatolia may terminate this agreement by giving URI notice within 10 Business Days (or any shorter period ending before 8.00am on the Second Court Date), without any liability to any other party by reason of that termination alone.

  (c)
  A party will not be entitled to terminate this agreement pursuant to clause 3.7(b) if the relevant Condition has not been satisfied as a result of:

  (i)
  a breach of this agreement by that party; or

  (ii)
  a deliberate act or omission of that party which either alone or together with other circumstances prevents that Condition being satisfied.

3.8  Interpretation

  For the purposes of this clause 3, a Condition will be incapable of satisfaction, or incapable of being fulfilled if:

  (a)
  in the case of a Condition relating a Regulatory Approval—the relevant Regulatory Authority makes or has made a final adverse determination in writing to the effect that it will not provide the Regulatory Approval; and

  (b)
  in all other cases—there is an act, failure to act or occurrence that will prevent the Condition being satisfied by the End Date (and the breach or non-fulfilment that would otherwise have occurred has not already been waived in accordance with this agreement).

4.     Scheme structure

4.1  Scheme

  (a)
  Anatolia must, as soon as reasonably practicable after the date of this agreement and substantially in compliance with the Timetable, propose the Schemes under which:

  (i)
  subject to the Share Scheme becoming Effective, all of the Scheme Shares will be transferred to URI and the Scheme Shareholders will be entitled to receive, for each Scheme Share held at the Record Date, the Share Scheme Consideration;

    (ii)
    subject to the Option Scheme becoming Effective, all of the Scheme Options will be cancelled and the Scheme Optionholders will be entitled to receive, for each Scheme Option held at the Record Date, the Option Scheme Consideration; and

    (iii)
    subject to the Performance Share Scheme becoming Effective, all of the Scheme Performance Shares will be transferred to URI and the Scheme Performance Shareholders will be entitled to receive, for each Scheme Performance Share held at the Record Date, the Performance Share Scheme Consideration.

  (b)
  Anatolia must not consent to any modification of, or amendment to, or the making or imposition by the Court of any condition in respect of, a Scheme without the prior written consent of URI.

4.2  Share Scheme—Election mechanism

  (a)
  Anatolia must ensure that the Explanatory Booklet is accompanied by a form of election (Election Form) which provides for the matters set out in clause 4.2(b) under which each Anatolia Shareholder is requested to elect to receive the Scheme Consideration to which that Anatolia Shareholder is entitled in the form of:

  (i)
  New URI Shares; or

  (ii)
  CDI Shares (representing New URI Shares), to be held on (at the election of the Anatolia Shareholder, which election must also be provided for and requested in the Election Form):

  (A)
  the CHESS subregister; or

  (B)
  the issuer-sponsored subregister.

  (b)
  The Election Form shall provide that:

  (i)
  subject to clause 4.2(b)(vi), a Scheme Shareholder may make only one election in relation to a particular holding;

  (ii)
  subject to clause 4.2(b)(vi), any valid election will apply to all of the Scheme Shares held by the Scheme Shareholder as at the Record date;

  (iii)
  a valid election may be made by a Scheme Shareholder by returning the Election Form before 7.00pm on the Record date in writing to an address to be specified by Anatolia in the Explanatory Booklet;

  (iv)
  once made, a valid election by a Scheme Shareholder may be varied before 7.00pm on the Record date;

  (v)
  if a valid election is not made by a Scheme Shareholder prior to 7.00pm on the Record date, that Scheme Shareholder will be deemed to have elected to receive the Scheme Consideration in the form of CDI Shares, in respect of all Scheme Shares held by that Scheme Shareholder; and

  (vi)
  in the manner considered appropriate by Anatolia (acting reasonably), a Scheme Shareholder that holds one or more parcels of Scheme Shares as trustee or nominee for, or otherwise on account of, another person, may make separate elections in relation to each of those parcels of Scheme Shares.

  (c)
  Anatolia must ensure that, to the extent reasonably practicable, Anatolia Shareholders who acquire Anatolia Shares after the date of the despatch of the Explanatory Booklet and up until the Effective date can receive an Election Form on request to Anatolia.

  (d)
  Anatolia must provide, or procure the provision, to URI of details of the final elections made by each Anatolia Shareholder, on the Business Day after the Record Date.

4.3  Share Scheme Consideration

  (a)
  URI covenants in favour of Anatolia, in consideration for the transfer to URI of the Scheme Shares held by each Scheme Shareholder under the terms of the Share Scheme, to provide or procure provision of the Share Scheme Consideration to each Scheme Shareholder on the Implementation Date and otherwise in accordance with the Share Scheme.

  (b)
  Subject to clauses 4.10 and 4.11 and to the Share Scheme becoming Effective, at 10.00am on the Implementation Date, the transactions which form part of the Share Scheme will be implemented in the following sequence:

  (i)
  each Scheme Shareholder will receive the Share Scheme Consideration for each Scheme Share held by that Scheme Shareholder at the Record Date, which is to be issued in the manner set out in clause 4.7; and

  (ii)
  in exchange, all existing Scheme Shares at the Record Date will be transferred to URI or its nominee.

4.4  Option Scheme Consideration

  (a)
  URI covenants in favour of Anatolia, in consideration for the cancellation of the Scheme Options held by each Scheme Optionholder under the terms of the Option Scheme, to provide or procure provision of the Option Scheme Consideration to each Scheme Optionholder on the Implementation Date and otherwise in accordance with the Option Scheme.

  (b)
  Subject to clauses 4.10 and 4.11 and to the Option Scheme becoming Effective, at 10.00am on the Implementation Date, the transactions which form part of the Option Scheme will be implemented in the following sequence:

  (i)
  each Scheme Optionholder will receive the Option Scheme Consideration for each Scheme Option held by that Scheme Optionholder at the Record Date, which is to be issued in the manner set out in clause 4.8; and

  (ii)
  in exchange, all existing Scheme Options at the Record Date will be cancelled.

  (c)
  URI covenants that, upon the exercise of any Unquoted URI Option or CDI Option granted as Option Scheme Consideration, it will, unless instructed otherwise by the holder of the Unquoted URI Option or CDI Option, issue the holder a CDI Share (representing New URI Shares) to be held on (at the election of the holder):

  (i)
  the CHESS subregister; or

  (ii)
  the issuer-sponsored subregister.

4.5  Performance Share Scheme Consideration

  (a)
  URI covenants in favour of Anatolia, in consideration for the transfer to URI of the Scheme Performance Shares held by each Scheme Performance Shareholder under the terms of the Performance Share Scheme, to provide or procure provision of the Performance Share Scheme Consideration to each Scheme Performance Shareholder on the Implementation Date and otherwise in accordance with the Performance Share Scheme.

  (b)
  Subject to clauses 4.10 and 4.11 and to the Performance Share Scheme becoming Effective, at 10.00am on the Implementation Date, the transactions which form part of the Performance Share Scheme will be implemented in the following sequence:

  (i)
  each Scheme Performance Shareholder will receive the Performance Share Scheme Consideration for each Scheme Performance Share held by that Scheme Performance Shareholder at the Record Date, which is to be issued in the manner set out in clause 4.9; and

  (ii)
  in exchange, all existing Scheme Performance Shares at the Record Date will be transferred to URI or its nominee.

4.6  Provision of registers

  In order to facilitate the provision of the Share Scheme Consideration, the Option Scheme Consideration and the Performance Share Scheme Consideration, Anatolia must provide, or procure the provision of, to URI or a nominee of URI a complete copy of the Anatolia registers of members, optionholders and performance shareholders as at the Record Date (which must include the name, registered address and registered holding of each Scheme Shareholder, Scheme Optionholder and Scheme Performance Shareholder as at the Record Date), within one Business Day after the Record Date. The details and information to be provided under this clause 4.6 must be provided in such form as URI, its nominee or URI's share registry may reasonably require.

4.7  Allotment and issue of New URI Shares

  Subject to clauses 4.10 and 4.11 and to the Share Scheme becoming Effective:

  (a)
  in the case of Scheme Shareholders who elect to receive New URI Shares, URI must:

  (i)
  allot and issue the New URI Shares to Scheme Shareholders in accordance with the Share Scheme on terms such that each New URI Share will rank equally in all respects with each existing URI Share;

  (ii)
  enter in URI's register of members the name and address of each such Scheme Shareholder and the number of New URI Shares issued to them as Share Scheme Consideration in accordance with the Share Scheme (or, at URI's election, make appropriate alternative arrangements through the facilities of the Depository Trust Company for the New URI Shares to be credited in the name and to the account of each such Scheme Shareholder), and procure the dispatch to each such Scheme Shareholder by pre-paid post to their address an uncertificated holding statement in the name of the Scheme Shareholder representing the total number of New URI Shares issued to that Scheme Shareholder under the Share Scheme;

  (iii)
  do everything reasonably necessary to ensure that the New URI Shares are approved for official quotation on NASDAQ and that trading in the New URI Shares commences by the first Business Day after the Implementation Date; and

  (iv)
  ensure that on issue, each New URI Share will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest; and

  (b)
  in the case of Scheme Shareholders who elect or are deemed to elect to receive CDI Shares (representing New URI Shares), URI must:

  (i)
  allot and issue the New URI Shares to CDN, to be held on trust for the Scheme Shareholder, in accordance with the Share Scheme on terms such that each New URI Share will rank equally in all respects with each existing URI Share;

  (ii)
  enter in the URI Register the name and address of CDN and the number of New URI Shares issued to it in accordance with the Share Scheme (or, at URI's election, make appropriate alternative arrangements through the facilities of the Depository Trust Company for the New URI Shares to be credited in the name and to the account of CDN), and procure the dispatch to CDN by pre-paid post to its address an uncertificated holding statement in the name of CDN representing the total number of New URI Shares issued to CDN under the Share Scheme;

  (iii)
  in the case of Scheme Shareholders who elect to hold their CDI Shares on the CHESS subregister, procure the issue of an allotment advice that sets out the number of CDI Shares allotted (it being acknowledged that, at the end of the month of allotment, ASX Settlement (acting on behalf of URI) will provide a CDI Share holding statement which confirms the number of CDI Shares held on the CHESS subregister);

  (iv)
  in the case of Scheme Shareholders who elect to hold their CDI Shares on the issuer-sponsored subregister, procure the issue of a CDI Share holding statement to those Scheme Shareholders;

  (v)
  do everything reasonably necessary to ensure that:

  (A)
  the New URI Shares are approved for official quotation on NASDAQ; and

  (B)
  the New URI Shares are approved for official quotation on ASX in the form of CDI Shares,

      and that trading in the New URI Shares and CDI Shares commences by the first Business Day after the Implementation Date; and

    (vi)
    ensure that on issue, each New URI Share in respect of such CDI Shares will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest.

4.8  Allotment and issue of New URI Options

  Subject to clauses 4.10 and 4.11 and to the Option Scheme becoming Effective:

  (a)
  in the case of Scheme Options that are Unquoted Anatolia Options, URI must:

  (i)
  allot and issue the Unquoted URI Options to Scheme Optionholders in accordance with the Option Scheme on terms such that each Unquoted URI Option will rank equally in all respects with each existing URI Option;

  (ii)
  enter in URI's register of optionholders the name and address of each such Scheme Optionholder and the number of Unquoted URI Options issued to them as Option Scheme Consideration in accordance with the Option Scheme (or, at URI's election, make appropriate alternative arrangements through the facilities of the Depository Trust Company for the Unquoted URI Options to be credited in the name and to the account of each such Scheme Optionholder), and procure the dispatch to each such Scheme Optionholder by pre-paid post to their address an uncertificated holding statement in the name of the Scheme Optionholder representing the total number of Unquoted URI Options issued to that Scheme Optionholder under the Scheme; and

    (iii)
    ensure that on issue, each Unquoted URI Option will be free from any mortgage, charge, lien, encumbrance or other security interest; and

  (b)
  in the case of Scheme Options that are Quoted Anatolia Options, URI must:

  (i)
  allot and issue the Quoted URI Options to CDN, to be held on trust for the Scheme Optionholder, in accordance with the Option Scheme on terms such that each Quoted URI Option will rank equally in all respects with each existing URI Option;

  (ii)
  enter in URI's register of optionholders the name and address of CDN and the number of Quoted URI Options issued to it in accordance with the Option Scheme (or, at URI's election, make appropriate alternative arrangements through the facilities of the Depository Trust Company for the Quoted URI Options to be credited in the name and to the account of each such Scheme Optionholder), and procure the dispatch to CDN by pre-paid post to its address an uncertificated holding statement in the name of CDN representing the total number of Quoted URI Options issued to CDN under the Option Scheme;

  (iii)
  in the case of Scheme Optionholders who elect to hold their CDI Options on the CHESS subregister, procure the issue of an allotment advice that sets out the number of CDI Options allotted (it being acknowledged that, at the end of the month of allotment, ASX Settlement (acting on behalf of URI) will provide a CDI Option holding statement which confirms the number of CDI Options held on the CHESS subregister);

  (iv)
  in the case of Scheme Optionholders who elect to hold their CDI Options on the issuer-sponsored subregister, procure the issue of a CDI Option holding statement to those Scheme Optionholders;

  (v)
  do everything reasonably necessary to ensure that the Quoted URI Options are approved for official quotation on ASX in the form of CDI Options and that trading in the CDI Options commences by the first Business Day after the Implementation Date; and

  (vi)
  ensure that on issue, each Quoted URI Option will be free from any mortgage, charge, lien, encumbrance or other security interest.

4.9  Allotment and issue of New URI Performance Shares

  Subject to clauses 4.10 and 4.11 and to the Performance Share Scheme becoming Effective, URI must:

  (a)
  allot and issue the New URI Performance Shares to Scheme Shareholders in accordance with the Performance Share Scheme on terms such that each New URI Performance Share will rank equally in all respects with each existing URI Performance Share (subject to their respective terms);

  (b)
  enter in URI's register of performance shareholders the name and address of each such Scheme Performance Shareholder and the number of New URI Performance Shares issued to them as Performance Share Scheme Consideration in accordance with the Performance Share Scheme (or, at URI's election, make appropriate alternative arrangements through the facilities of the Depository Trust Company for the New URI Performance Shares to be credited in the name and to the account of each such Scheme Performance Shareholder), and procure the dispatch to each such Scheme Performance Shareholder by pre-paid post to their address an uncertificated holding statement in the name of the Scheme Performance Shareholder representing the total number of New URI Performance Shares issued to that Scheme Performance Shareholder under the Performance Share Scheme; and

  (c)
  ensure that on issue, each New URI Performance Share will be fully paid and free from any mortgage, charge, lien, encumbrance or other security interest.

4.10   Ineligible Overseas Securityholders

  Unless URI is satisfied that the Laws of an Ineligible Overseas Securityholder's country of residence (as shown in the register of Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders (as applicable)) permit the issue of New URI Shares (or, at the election of the Ineligible Overseas Securityholder, CDI Shares), New URI Options (and, in the case of Quoted Anatolia Options, CDI Options) or New URI Performance Shares (as applicable) to the Ineligible Overseas Securityholder either unconditionally or after compliance with terms which URI reasonably regards as acceptable and practical:

  (a)
  URI will be under no obligation under a Scheme to issue, and will not issue, any New URI Shares, CDI Shares, New URI Options, CDI Options or New URI Performance Shares (as applicable) to Ineligible Overseas Securityholders, and instead will issue the New URI Shares, CDI Shares, New URI Options, CDI Options or New URI Performance Shares (as applicable) that would otherwise have been issued to the Ineligible Overseas Securityholders to a nominee appointed by URI;

  (b)
  URI will procure that as soon as reasonably practicable and in any event no more than 15 Business Days after the Implementation Date, the nominee sell those New URI Shares, CDI Shares, New URI Options, CDI Options or New URI Performance Shares (as applicable) issued to the nominee in such manner, at such price and on such other terms as the nominee determines in good faith (or, in respect of the Unquoted URI Options or New URI Performance Shares, where there is no liquid market for such securities, in such manner, at such price and on such other terms as the URI Board reasonably determines in good faith);

  (c)
  promptly after the last sale of those New URI Shares, CDI Shares, New URI Options, CDI Options or New URI Performance Shares (as applicable), URI will procure that the nominee pays to URI the net proceeds from that sale (after deducting any applicable brokerage, stamp duty and other selling costs and taxes); and

  (d)
  URI will then remit the portion of the proceeds it receives from the nominee to each Ineligible Overseas Securityholders in accordance with their entitlement.

4.11   Fractional entitlements and Securities Splitting

  (a)
  Any fractional entitlement of a Scheme Shareholder, Scheme Optionholder or Scheme Performance Shareholder to a part of a New URI Share (or, at the election of the Scheme Shareholder, a CDI Share), New URI Option (and, in the case of Quoted Anatolia Options, a CDI Option) or New URI Performance Share will be rounded up or down to the nearest whole number of New URI Shares, CDI Shares, Unquoted URI Options, CDI Options or New URI Performance Shares (as applicable) (rounded up if the fractional entitlement is equal to or greater than one half, and rounded down if the fractional entitlement is less than one half).

  (b)
  Each Scheme will contain standard provisions under which URI will have the discretion to deem the holdings of two or more Scheme Shareholders, Scheme Optionholders or Scheme Performance Shareholders (as applicable) to be held by one Scheme Shareholder, Scheme Optionholder or Scheme Performance Shareholder (as applicable) to prevent any Securities Splitting designed to obtain unfair advantage by reference to such rounding.

5.     Schemes—parties' respective implementation obligations

5.1  Anatolia's obligations

  Anatolia must take all steps reasonably necessary to implement the Schemes as soon as reasonably practicable after the date of this agreement and substantially in accordance with the Timetable, including without limitation taking each of the following steps:

  (a)
  (Explanatory Booklet) prepare the Explanatory Booklet in accordance with clause 5.3, taking into consideration in good faith any comments provided by URI;

  (b)
  (Independent Expert) promptly appoint the Independent Expert and provide all assistance and information reasonably requested by the Independent Expert in connection with the preparation of the Independent Expert's Report for inclusion in the Explanatory Booklet;

  (c)
  (approval of draft for ASIC) as soon as reasonably practicable after the preparation of an advanced draft of the Explanatory Booklet suitable for review by ASIC, procure that a meeting of the Anatolia Board, or of a committee of the Anatolia Board appointed for the purpose, is held to consider approving that draft as being in a form appropriate for provision to ASIC for its review and approval for the purposes of section 411(2) of the Corporations Act;

  (d)
  (liaison with ASIC) as soon as reasonably practicable after the date of this agreement:

  (i)
  provide an advanced draft of the Explanatory Booklet, in a form approved in accordance with clauses 5.1(c) and 5.2(h), to ASIC for its review and approval for the purposes of section 411(2) of the Corporations Act; and

  (ii)
  liaise with ASIC during the period of its consideration of that draft of the Explanatory Booklet and keep URI reasonably informed of any matters raised by ASIC in relation to the Explanatory Booklet and use reasonable endeavours, in consultation with URI, to resolve any such matters;

  (e)
  (approval of Explanatory Booklet) as soon as reasonably practicable after the conclusion of the review by ASIC of the Explanatory Booklet, procure that a meeting of the Anatolia Board, or of a committee of the Anatolia Board appointed for the purpose, is held to consider approving the Explanatory Booklet for despatch to the Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders, subject to orders of the Court under section 411(1) of the Corporations Act;

  (f)
  (section 411(17)(b) statements) apply to ASIC for the production of statements in writing pursuant to section 411(17)(b) of the Corporations Act stating that ASIC has no objection to the Schemes;

  (g)
  (approval of cancellation of Anatolia Options) as soon as reasonably practicable after the date of this agreement, use its reasonable endeavours to procure that ASX grants a waiver from Listing Rule 6.23, or seek the necessary approvals from Anatolia Shareholders under Listing Rule 6.23, in relation to the Option Scheme;

  (h)
  (first Court hearing) lodge all documents with the Court and take all other reasonable steps to ensure that promptly after, and provided that, the approvals in clauses 5.1(e) and 5.2(i) have been received, an application is heard by the Court for an order under section 411(1) of the Corporations Act directing Anatolia to convene the Scheme Meetings;

  (i)
  (registration of explanatory statement) request ASIC to register the explanatory statement included in the Explanatory Booklet in relation to the Schemes in accordance with section 412(6) of the Corporations Act;

  (j)
  (convening Scheme Meetings) take all reasonable steps necessary to comply with the orders of the Court including, as required, despatching the Explanatory Booklet to the Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders and convening and holding the Scheme Meetings;

  (k)
  (updating Explanatory Booklet) until the date of the Scheme Meetings, promptly update the Explanatory Booklet with any information that arises after the Explanatory Booklet has been dispatched that is necessary to ensure that the Explanatory Booklet does not contain any material statement that is false or misleading in a material respect (including because of any material omission from that statement);

  (l)
  (Court approval application if parties agree that conditions are capable of being satisfied) if the resolutions submitted to the Scheme Meetings are passed by the majorities required under section 411(4)(a)(ii) of the Corporations Act (or, where clause 3.6 applies, the majority required under section 411(4)(a)(ii)(B) of the Corporations Act) and, if necessary, the parties agree on the Business Day immediately following the Scheme Meetings that it can be reasonably expected that all of the Conditions will be satisfied or waived prior to the proposed Second Court Date, apply (and, to the extent necessary, re-apply) to the Court for orders approving the Schemes;

  (m)
  (appeal process) if the Court refuses to make any orders directing Anatolia to convene the Scheme Meetings or approving the Schemes, Anatolia and URI must:

  (i)
  consult with each other in good faith as to whether to appeal the Court's decision; and

  (ii)
  appeal the Court decision unless the parties agree otherwise or an independent senior counsel opines that, in his or her view, an appeal would have no reasonable prospect of success;

  (n)
  (implementation of Schemes) if the Schemes are approved by the Court:

  (i)
  subject to the ASX Listing Rules, promptly lodge with ASIC an office copy of the orders approving the Schemes in accordance with section 411(10) of the Corporations Act;

  (ii)
  determine entitlements to the Share Scheme Consideration, Option Scheme Consideration and Performance Share Scheme Consideration as at the Record Date in accordance with the Schemes;

  (iii)
  execute proper instruments of transfer of and effect and register the transfer of the Scheme Shares and Scheme Performance Shares to URI on the Implementation Date;

  (iv)
  take all necessary actions to effect and record the cancellation of the Scheme Options on the Implementation Date; and

  (v)
  do all other things contemplated by or necessary to give effect to the Schemes and the orders of the Court approving the Schemes;

  (o)
  (Regulatory notifications) in relation to the Regulatory Approvals, lodge with any Regulatory Authority within the relevant time periods all documentation and filings required by Law to be so lodged by Anatolia in relation to the Proposed Transaction;

  (p)
  (URI Information) without the prior written consent of URI, not use the URI Information for any purposes other than those expressly contemplated by this agreement or the Schemes;

  (q)
  (Documents) consult with URI in relation to the content of the documents required for the purpose of the Schemes (including originating process, affidavits, submissions and draft minutes of Court orders);

  (r)
  (Securityholder support) promote to its shareholders and optionholders the merits of the Schemes, including soliciting both proxy votes in favour of the Schemes and using its reasonable endeavours to procure without the payment of consideration that statements of support are made by Azarga Uranium Corporation, Sprott Inc., RMB Resources and Aterra Investments Limited to vote in favour of the Schemes (qualified only by the words to the effect of 'in the absence of a Superior Proposal' or if the Independent Expert determines in the Independent Expert's Report that, in its opinion, the Schemes are not in the best interests of Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders);

  (s)
  (Compliance with Laws) do everything reasonably within its power to ensure that all transactions contemplated by this agreement are effected in accordance with all applicable Laws and regulations;

  (t)
  (CDI Disclosure Document) provide any assistance or information reasonably requested by URI in connection with the preparation of the CDI Disclosure Document, including preparing and providing to URI in reasonable time the Anatolia CDI Information, updated by all such further or new information which may arise after the CDI Disclosure Document has been issued until the date of the Scheme Meetings which is necessary to ensure that it is not misleading or deceptive in any material respect (whether by omission or otherwise);

  (u)
  (General meetings) as soon as reasonably practicable after the date of this agreement, convene and hold meetings of Anatolia Shareholders and Anatolia Performance Shareholders meeting to pass the resolutions contemplated in clause 3.1(i) (Anatolia General Meetings); and

  (v)
  (Anatolia Notices of General Meeting) as soon as reasonably practicable after the date of this agreement, prepare the notices of meeting for the Anatolia General Meetings (Anatolia Notices of General Meeting) in accordance with all applicable Laws and in consultation with URI as to the content of any drafts of the Anatolia Notices of Meeting, taking into consideration in good faith any comments provided by URI on those drafts. Anatolia must seek the approval from URI for the form and content in which information regarding URI appears in the Anatolia Notices of General Meeting, which approval URI must not unreasonably withhold or delay.

5.2  URI's obligations

  URI must take all steps reasonably necessary to assist Anatolia to implement the Schemes as soon as reasonably practicable and substantially in accordance with the Timetable including, without limitation, taking each of the following steps:

  (a)
  (URI Information) provide to Anatolia, in a form appropriate for inclusion in the Explanatory Booklet, all information regarding URI and URI's intentions with respect to the assets, business and employees of Anatolia if the Schemes are approved and implemented that is required by all applicable Law, the ASX Listing Rules and ASIC regulatory guides for inclusion in the Explanatory Booklet, which information must (without limiting the foregoing):

  (i)
  contain all information about URI that is necessary to enable Anatolia to ensure that the URI Information contained in the Explanatory Booklet complies with the requirements of RG 60;

  (ii)
  not be misleading or deceptive in any material respect (whether by omission or otherwise) including in the form and context in which it appears in the Explanatory Booklet; and

    (iii)
    be updated by all such further or new material information about the URI which may arise after the Explanatory Booklet has been despatched until the date of the Scheme Meetings which is necessary to ensure that the URI Information contained in the Explanatory Booklet is not misleading or deceptive in any material respect (whether by omission or otherwise);

  (b)
  (Regulatory notifications) in relation to the Regulatory Approvals required to be applied for by URI, lodge with any Regulatory Authority within the relevant time periods all documentation and filings required by Law to be so lodged by URI in relation to the Proposed Transaction;

  (c)
  (NASDAQ quotation) do everything reasonably necessary to ensure that the New URI Shares and the Quoted URI Options are approved for official quotation on NASDAQ and that trading in the New URI Shares and the quoted URI Options commences by the first Business Day after the Implementation Date;

  (d)
  (Listing of CDI Shares and CDI Options) do everything reasonably necessary to ensure that the New URI Shares, to the extent that Scheme Shareholders elect to receive CDI Shares, and the Quoted URI Options, to the extent that the Scheme Options are quoted on ASX, are approved for official quotation on ASX in the form of CDI Shares and CDI Options and that trading in the CDI Shares representing New URI Shares and CDI Options representing Quoted URI Options commences by the first Business Day after the Implementation Date;

  (e)
  (Independent Expert) promptly provide all assistance and information reasonably requested by the Independent Expert to enable it to prepare the Independent Expert's Report for inclusion in the Explanatory Booklet;

  (f)
  (liaison with ASIC) provide assistance reasonably requested by Anatolia to assist Anatolia to resolve any matter raised by ASIC regarding the Explanatory Booklet or the Schemes during its review of the Explanatory Booklet;

  (g)
  (review of Explanatory Booklet) as soon as reasonably practicable after delivery, review the drafts of the Explanatory Booklet prepared by Anatolia and provide comments on those drafts in good faith;

  (h)
  (approval of draft for ASIC) as soon as reasonably practicable after the preparation of an advanced draft of the Explanatory Booklet suitable for review by ASIC, procure that a meeting of the appropriate decision-making organ of URI is held to consider approving the URI Information contained in that draft as being in a form appropriate for provision to ASIC for review;

  (i)
  (approval of Explanatory Booklet) as soon as reasonably practicable after the conclusion of the review by ASIC of the Explanatory Booklet, procure that a meeting of the appropriate decision-making organ of URI is held to consider approving those sections of the Explanatory Booklet that relate to URI as being in a form appropriate for despatch to Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders, subject to approval of the Court;

  (j)
  (Representation) procure that, if requested by Anatolia, URI is represented by counsel at the Court hearings convened for the purposes of section 411(4)(b) of the Corporations Act;

  (k)
  (Deed Poll) prior to the First Court Date, execute the Deed Poll;

  (l)
  (Anatolia Information) without the prior written consent of Anatolia, not use Anatolia Information for any purposes other than those expressly contemplated by this agreement or the Schemes;

  (m)
  (Compliance with Laws) do everything reasonably within its power to ensure that all transactions contemplated by this agreement are effected in accordance with all applicable Laws and regulations;

  (n)
  (Preparation of CDI Disclosure Document) as soon as practicable after the date of this agreement, prepare the CDI Disclosure Document in accordance with all applicable laws, in consultation with Anatolia as to the content and presentation of the CDI Disclosure Document (including obtaining Anatolia's consent to the inclusion of the Anatolia CDI Information in the CDI Disclosure Document);

  (o)
  (Shareholder meeting) as soon as reasonably practicable after the date of this agreement, convene and hold a URI Shareholder meeting to pass the resolutions contemplated in clause 3.1(h) (URI Shareholder Meeting);

  (p)
  (URI Notice of Meeting) as soon as reasonably practicable after the date of this agreement, prepare the notice of meeting for the URI Shareholder Meeting (URI Notice of Meeting) in accordance with all applicable laws and in consultation with Anatolia as to the content of any drafts of the URI Notice of Meeting, taking into consideration in good faith any comments provided by Anatolia on those drafts. URI must seek the approval from Anatolia for the form and content in which the Anatolia Information appears in the URI Notice of Meeting, which approval Anatolia must not unreasonably withhold or delay; and

  (q)
  (Securityholder support) promote to URI Shareholders the merits of the Schemes, including soliciting proxy votes in favour of the resolutions contemplated in clause 3.1(h).

5.3  Explanatory Booklet—preparation principles

  (a)
  As soon as reasonably practicable after the date of this agreement and substantially in accordance with the Timetable, Anatolia must prepare the Explanatory Booklet and use its best endeavours to ensure that the Explanatory Booklet complies in all material respects with:

  (i)
  all applicable Laws, in particular with the requirements of the Corporations Act, RG 60 and the ASX Listing Rules; and

  (ii)
  this clause 5.3.

  (b)
  The Explanatory Booklet will include or be accompanied by:

  (i)
  the terms of the Schemes;

  (ii)
  the notice convening the Scheme Meetings, and any other notice of meeting in respect of any resolution that is necessary, expedient or incidental to give effect to the Schemes, together with a proxy form for the Scheme Meetings and for any ancillary meeting;

  (iii)
  the Anatolia Information;

  (iv)
  the URI Information;

  (v)
  a copy of this agreement (without the schedules or annexures) or a summary of the terms of this agreement;

  (vi)
  a copy of the executed Deed Poll; and

    (vii)
    a copy of the Independent's Expert Report.

  (c)
  Anatolia must make available to URI drafts of the Explanatory Booklet (excluding any draft of the Independent Expert's Report), consult with URI in relation to the content of those drafts (other than the URI Information), and consider in good faith, for the purpose of amending those drafts, comments from URI on those drafts. URI acknowledges and agrees that Anatolia has ultimate discretion with respect to the preparation, form and content of the Explanatory Booklet, other than as expressly provided in this agreement with respect to the URI Information.

  (d)
  Anatolia must seek approval from URI for the form and context in which the URI Information appears in the Explanatory Booklet, which approval URI must not unreasonably withhold or delay, and Anatolia must not lodge the Explanatory Booklet with ASIC until such approval is obtained from URI.

  (e)
  Anatolia must take all reasonable steps to ensure that the Explanatory Booklet (other than the URI Information) is not misleading or deceptive in any material respect (whether by omission or otherwise) as at the date it is despatched to Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders.

  (f)
  URI must take all reasonable steps to ensure that the URI Information is not misleading or deceptive in any material respect (whether by omission or otherwise) as at the date on which the Explanatory Booklet is despatched to Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders.

  (g)
  Anatolia must provide to URI all such further or new information of which Anatolia becomes aware that arises after the Explanatory Booklet has been despatched until the date of the Scheme Meetings where this is or may be necessary to ensure that the Explanatory Booklet continues to comply with the Corporations Act, RG 60 and the ASX Listing Rules.

  (h)
  URI must provide to Anatolia all such further or new information of which URI becomes aware that arises after the Explanatory Booklet has been despatched until the date of the Scheme Meetings where this is or may be necessary to ensure that the URI Information continues to comply with the Corporations Act, RG 60 and the ASX Listing Rules.

  (i)
  Anatolia and URI each agree that the efficient preparation of the Explanatory Booklet and the implementation of the Schemes are in the interests of Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders and URI and that they will use all reasonable endeavours and utilise all necessary resources (including management resources and the resources of external advisers) to comply with their respective obligations under this clause 5.3 and to implement the Schemes as soon as reasonably practicable and substantially in accordance with the Timetable.

  (j)
  URI and Anatolia are entitled to separate representation at all Court proceedings affecting the Proposed Transaction. Nothing in this document provides one party with any right or power to give undertakings to the Court on behalf of the other party without that party's written consent.

5.4  Anatolia Board recommendation

  (a)
  Subject to clause 5.4(b), Anatolia agrees that the Explanatory Booklet and all public announcements by Anatolia in relation to the Proposed Transaction must include statements that:

  (i)
  the Anatolia Board unanimously recommends that Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders vote in favour of the Share Scheme, the Option Scheme and the Performance Share Scheme, respectively; and

  (ii)
  each director of Anatolia states that he or she intends to vote all Anatolia Shares, Anatolia Options and Anatolia Performance Shares held or controlled by him or her in favour of the relevant Scheme, qualified only by the words to the effect of 'in the absence of a Superior Proposal' and, other than in respect of the Explanatory Booklet or any document issued after the issue of the Explanatory Booklet, 'subject to the Independent Expert opining at all times prior to the Second Court Date that the Schemes are in the best interest of Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders'.

  (b)
  Anatolia agrees that the Anatolia directors (together or individually) or Anatolia may only make a public statement or take any action that qualifies their support of a Scheme or contradicts, or subsequently change, withdraw or modify the recommendation referred to in clause 5.4(a) in either of the following circumstances:

  (i)
  the Independent Expert opines either prior to the despatch of the Explanatory Booklet or prior to the Scheme Meetings to the effect that a Scheme is not in the best interest of Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders (as applicable); or

  (ii)
  the directors of Anatolia determine, after URI's rights under clause 13.5 have been exhausted, that an Acquisition Proposal constitutes a Superior Proposal.

  (c)
  Subject to clause 5.4(b), Anatolia represents and warrants to URI that it has been advised by each director of Anatolia in office at the date of this agreement that he or she will act in accordance with this clause 5.4.

5.5  URI Board recommendation

  (a)
  Subject to clause 5.5(b), URI agrees that the URI Notice of Meeting and all public announcements by URI in relation to the Proposed Transaction must include statements that:

  (i)
  the URI Board unanimously recommends that URI Shareholders vote in favour of the URI Resolutions necessary for URI to effect the Proposed Transaction; and

  (ii)
  each director of URI states that he or she intends to vote all URI Shares held or controlled by him or her in favour of the URI Resolutions.

  (b)
  URI agrees that the URI directors (together or individually) or URI may only make a public statement or take any action that qualifies their support of the Proposed Transaction or contradicts, or subsequently change, withdraw or modify the recommendation referred to in clause 5.5(a) where the Independent Expert opines either prior to the despatch of the Explanatory Booklet or prior to the Scheme Meetings to the effect that the Schemes are not in the best interest of Anatolia Shareholders or Anatolia Optionholders.

  (c)
  Subject to clause 5.5(b), URI represents and warrants to Anatolia that it has been advised by each director of URI in office at the date of this agreement that he or she will act in accordance with this clause 5.5.

6.     Conduct of business before the Implementation Date

6.1  Conduct of Anatolia business

  (a)
  Subject to clause 6.2(a), from the date of this agreement up to and including the Implementation Date, Anatolia must conduct and must cause each of its Subsidiaries to conduct their businesses in the ordinary and usual course of business and:

  (i)
  operate those businesses consistent with past practice, in substantially the same manner as previously conducted;

  (ii)
  use reasonable endeavours to preserve their relationships with customers, suppliers, landlords, licensors, licensees and others having material business dealings with them, and to retain the services of all key employees;

  (iii)
  use reasonable endeavours to ensure that all assets are maintained in the normal course consistent with past practice;

  (iv)
  use reasonable endeavours to comply in all material respects with all material contracts to which a member of the Anatolia Group is a party, and with Laws, authorisations and licences applicable to each member of the Anatolia Group; and

  (v)
  not take or fail to take any action that constitutes an Anatolia Prescribed Occurrence or that could reasonably be expected to result in an Anatolia Prescribed Occurrence.

  (b)
  Without limiting clause 6.1(a) but subject to clause 6.2(a), Anatolia must not, and must procure that its Subsidiaries do not, from the date of this agreement up to and including the Implementation Date, do any of the following (or agree or offer to do any of the following):

  (i)
  incur any additional financial indebtedness (except for draw-downs on existing banking facilities or utilisation of existing securitisation programs) or guarantee or indemnify the obligations of any Person other than a member of the Anatolia Group, other than in the usual and ordinary course of business and consistent with past practice;

  (ii)
  except as required by Law or as provided in an existing contract in place as at the date of this agreement, make any material change to the terms of employment of (including increasing the remuneration or compensation of), or grant or pay any bonus, retention, severance or termination payment to, any director, executive or other employee of any member of the Anatolia Group who reports directly to the managing director, chief financial officer or group chief operating officer of Anatolia;

  (iii)
  except as pursuant to contractual arrangements in effect on the date of this agreement, enter into any enterprise bargaining agreement or similar collective employment agreement;

  (iv)
  in respect of any single transaction or series of related or similar transactions, acquire or dispose of any interest in a business, real property, entity or undertaking, the value of which exceeds $125,000, individually or when aggregated with all such businesses, real property, entities or undertakings the subject of the transaction or series of related or similar transactions;

  (v)
  incur or enter into commitments involving capital expenditure of more than $125,000 whether in one transaction or a series of related transactions;

    (vi)
    enter into, vary or terminate any contract, joint venture, partnership or commitment for a duration of over two years involving total expenditure greater than $125,000 per annum, individually or when aggregated with all such contracts, joint ventures, partnerships or commitments;

    (vii)
    enter into, vary or terminate any contract, joint venture, partnership or commitment (or any series of related contracts, joint ventures, partnerships or commitments):

    (A)
    involving total expenditure greater than $125,000, individually or when aggregated with all such related contracts, joint ventures, partnerships or commitments;

    (B)
    waiving any third party default which has a financial impact upon the Anatolia Group, or accepting as a compromise anything less than the full compensation due to the Anatolia Group, in each case where the applicable expenditure or impact is or will be in excess of $125,000 in any financial year;

    (C)
    restraining any material member of the Anatolia Group from competing with any Person or conducting activities in any market; or

    (D)
    with any Related Entity of any member of the Anatolia Group (other than a member of the Anatolia Group);

    (viii)
    enter into any new financing arrangement, agreement or otherwise provide financial accommodation other than with members of the Anatolia Group (irrespective of what form that accommodation takes), or amend the terms of any existing financing arrangement, agreement or instrument;

    (ix)
    enter into any agreement, arrangement or transaction with respect to derivative instruments (including, but not limited to, swaps, futures contracts, forward commitments, commodity derivatives or options) or similar instruments, except foreign currency hedges or interest rate hedges (including basis swaps on interest rates, such that the net period for the floating interest on the swaps is the same period as the net floating interest period on the relevant loan) made in the ordinary course of business consistent with past practice and in accordance with existing policy as at the date of this agreement;

    (x)
    pay any fee to any adviser where such fee is contingent on the Proposed Transaction (other than as fairly disclosed in writing to the other party before the date of this agreement);

    (xi)
    issue, or agree to issue, or grant an option to subscribe for, debentures (as defined in section 9 of the Corporations Act) other than under an existing financing arrangement which has been fairly disclosed in the Anatolia Disclosure Letter;

    (xii)
    alter in any material respect any accounting policy of any member of the Anatolia Group other than any change required by the Accounting Standards; or

    (xiii)
    amend in a material respect or terminate any existing shareholders agreement, joint venture agreement or other similar investor agreements or arrangements, or enter into any shareholders agreement, joint venture agreement or other similar investor agreement or arrangement.

6.2  Permitted Anatolia activities

  (a)
  The obligations of Anatolia under clause 6.1 do not apply in respect of any matter:

  (i)
  undertaken by a member of the Anatolia Group in conducting its businesses in the usual and ordinary course and consistent with past practice;

  (ii)
  required to be done or procured by Anatolia pursuant to, or which is otherwise contemplated by, this agreement or the Schemes;

  (iii)
  subject to clause 6.2(b), fairly disclosed in the Anatolia Disclosure Letter as being actions that the Anatolia Group may carry out between the date of this agreement and the Implementation Date; or

  (iv)
  the undertaking of which URI has approved in writing (which approval must not be unreasonably withheld or delayed).

  (b)
  Anatolia must, in respect of any matter referred to in clause 6.2(a)(iii) above that it proposes to undertake:

  (i)
  if the Anatolia Disclosure Letter permits the carrying out of the action only in accordance with certain conditions, ensure those conditions are met;

  (ii)
  not undertake that matter (or commit to undertake that matter) without first consulting with URI; and

  (iii)
  promptly provide URI with any information regarding the matter reasonably requested by URI.

    For the avoidance of doubt, clause 6.2(b) does not operate to provide URI with a veto right in respect of any matter referred to in clause 6.2(a)(iii).

6.3  Access

  (a)
  Prior to the Effective Date, Anatolia must:

  (i)
  procure that at least two members of its executive management team meet (either in Person or by teleconference) with representatives of URI on a fortnightly basis to assist with, among other things, keeping URI fully informed of the matters contemplated by clause 6.3(a)(ii) below;

  (ii)
  keep URI fully informed of all material developments relating to the Anatolia Group and provide to URI monthly management, financial and operational reports provided to the Anatolia Board; and

  (iii)
  share such information as is reasonably required to implement the Proposed Transaction.

  (b)
  On and from the Effective Date:

  (i)
  Anatolia must (and must cause each of its Subsidiaries to) afford to URI reasonable access to its records and reasonable co-operation for the purpose of:

  (A)
  implementation of the Schemes;

  (B)
  URI obtaining an understanding of the operations of Anatolia's business in order to allow and facilitate the smooth implementation of the plans of URI for those businesses following implementation of the Schemes; and

  (C)
  any other purpose which is agreed between the parties; and

    (ii)
    Anatolia must (and must cause each of its Subsidiaries to) promptly provide URI with any information reasonably requested by URI (including, without limitation, information from Anatolia's share registry), subject to the proper performance by Anatolia's directors and officers, and the directors and officers of its Subsidiaries, of their fiduciary duties.

  (c)
  Nothing in this clause 6.3 obliges Anatolia to provide to URI or its Representatives any information:

  (i)
  concerning its directors' consideration of the Schemes or any Acquisition Proposal; or

  (ii)
  which would breach an obligation of confidentiality to any Person or any applicable privacy Laws.

6.4  Conduct of URI business

  (a)
  Subject to clause 6.5(a) from the date of this agreement up to and including the Implementation Date, URI must conduct and must cause each of its Subsidiaries to conduct their businesses in the ordinary and usual course of business and:

  (i)
  operate those businesses consistent with past practice, in substantially the same manner as previously conducted;

  (ii)
  use reasonable endeavours to preserve their relationships with customers, suppliers, landlords, licensors, licensees and others having material business dealings with them, and to retain the services of all key employees;

  (iii)
  use reasonable endeavours to ensure that all assets are maintained in the normal course consistent with past practice;

  (iv)
  use reasonable endeavours to comply in all material respects with all material contracts to which a member of the URI Group is a party, and with Laws, authorisations and licences applicable to each member of the URI Group; and

  (v)
  not take or fail to take any action that constitutes a URI Prescribed Occurrence or that could reasonably be expected to result in a URI Prescribed Occurrence.

  (b)
  Without limiting clause 6.4(a) but subject to clause 6.5(a), URI must not, and must procure that its Subsidiaries do not, from the date of this agreement up to and including the Implementation Date, do any of the following (or agree or offer to do any of the following):

  (i)
  incur any additional financial indebtedness (except for draw-downs on existing banking facilities or utilisation of existing securitisation programs) or guarantee or indemnify the obligations of any Person other than a member of the URI Group, other than in the usual and ordinary course of business and consistent with past practice;

  (ii)
  except as required by Law or as provided in an existing contract in place as at the date of this agreement, make any material change to the terms of employment of (including increasing the remuneration or compensation of), or grant or pay any bonus, retention, severance or termination payment to, any director, executive or other employee of any member of the URI Group who reports directly to the managing director, chief financial officer or group chief operating officer of URI;

  (iii)
  except as pursuant to contractual arrangements in effect on the date of this agreement, enter into any enterprise bargaining agreement or similar collective employment agreement;

    (iv)
    in respect of any single transaction or series of related or similar transactions, acquire or dispose of any interest in a business, real property, entity or undertaking, the value of which exceeds $125,000, individually or when aggregated with all such businesses, real property, entities or undertakings the subject of the transaction or series of related or similar transactions;

    (v)
    incur or enter into commitments involving capital expenditure of more than $125,000 whether in one transaction or a series of related transactions;

    (vi)
    enter into, vary or terminate any contract, joint venture, partnership or commitment for a duration of over two years involving total expenditure greater than $125,000 per annum, individually or when aggregated with all such contracts, joint ventures, partnerships or commitments;

    (vii)
    enter into, vary or terminate any contract, joint venture, partnership or commitment (or any series of related contracts, joint ventures, partnerships or commitments):

    (A)
    involving total expenditure greater than $125,000, individually or when aggregated with all such related contracts, joint ventures, partnerships or commitments;

    (B)
    waiving any third party default which has a financial impact upon the URI Group, or accepting as a compromise anything less than the full compensation due to the URI Group, in each case where the applicable expenditure or impact is or will be in excess of $125,000 in any financial year;

    (C)
    restraining any material member of the URI Group from competing with any Person or conducting activities in any market; or

    (D)
    with any Related Entity of any member of the URI Group (other than a member of the URI Group);

    (viii)
    enter into any new financing arrangement, agreement or otherwise provide financial accommodation other than with members of the URI Group (irrespective of what form that accommodation takes), or amend the terms of any existing financing arrangement, agreement or instrument;

    (ix)
    enter into any agreement, arrangement or transaction with respect to derivative instruments (including, but not limited to, swaps, futures contracts, forward commitments, commodity derivatives or options) or similar instruments, except foreign currency hedges or interest rate hedges (including basis swaps on interest rates, such that the net period for the floating interest on the swaps is the same period as the net floating interest period on the relevant loan) made in the ordinary course of business consistent with past practice and in accordance with existing policy as at the date of this agreement;

    (x)
    pay any fee to any adviser where such fee is contingent on the Proposed Transaction (other than as fairly disclosed in writing to the other party before the date of this agreement);

    (xi)
    issue, or agree to issue, or grant an option to subscribe for, debentures (as defined in section 9 of the Corporations Act) other than under an existing financing arrangement which has been fairly disclosed in the URI Disclosure Letter;

    (xii)
    alter in any material respect any accounting policy of any member of the URI Group other than any change required by the Accounting Standards; or

    (xiii)
    amend in a material respect or terminate any existing shareholders agreement, joint venture agreement or other similar investor agreements or arrangements, or enter into any shareholders agreement, joint venture agreement or other similar investor agreement or arrangement.

6.5  Permitted URI activities

  (a)
  The obligations of URI under clause 6.4 do not apply in respect of any matter:

  (i)
  undertaken by a member of the URI Group in conducting its businesses in the usual and ordinary course and consistent with past practice;

  (ii)
  required to be done or procured by URI pursuant to, or which is otherwise contemplated by, this agreement or the Schemes;

  (iii)
  subject to clause 6.5(b), fairly disclosed in the URI Disclosure Letter as being actions that the URI Group may carry out between the date of this agreement and the Implementation Date; or

  (iv)
  the undertaking of which Anatolia has approved in writing (which approval must not be unreasonably withheld or delayed).

  (b)
  URI must, in respect of any matter referred to in clause 6.5(a)(iii) above that it proposes to undertake:

  (i)
  if the URI Disclosure Letter permits the carrying out of the action only in accordance with certain conditions, ensure those conditions are met;

  (ii)
  not undertake that matter (or commit to undertake that matter) without first consulting with Anatolia; and

  (iii)
  promptly provide Anatolia with any information regarding the matter reasonably requested by Anatolia.

    For the avoidance of doubt, clause 6.5(b) does not operate to provide Anatolia with a veto right in respect of any matter referred to in clause 6.5(a)(iii).

6.6  Access

  (a)
  Prior to the Effective Date, URI must:

  (i)
  procure that at least two members of its executive management team meet (either in Person or by teleconference) with representatives of Anatolia on a fortnightly basis to assist with, among other things, keeping Anatolia fully informed of the matters contemplated by clause 6.6(a)(iii) below;

  (ii)
  keep Anatolia fully informed of all material developments relating to the URI Group and provide to Anatolia monthly management, financial and operational reports provided to the URI Board; and

  (iii)
  share such information as is reasonably required to implement the Proposed Transaction.

  (b)
  On and from the Effective Date:

  (i)
  URI must (and must cause each of its Subsidiaries to) afford to Anatolia reasonable access to its records and reasonable co-operation for the purpose of:

  (A)
  implementation of the Schemes;

      (B)
      Anatolia obtaining an understanding of the operations of URI's business in order to allow and facilitate the smooth implementation of the plans of Anatolia for those businesses following implementation of the Schemes; and

      (C)
      any other purpose which is agreed between the parties; and

    (ii)
    URI must (and must cause each of its Subsidiaries to) promptly provide Anatolia with any information reasonably requested by Anatolia (including, without limitation, information from URI's share registry), subject to the proper performance by URI's directors and officers, and the directors and officers of its Subsidiaries, of their fiduciary duties.

  (c)
  Nothing in this clause 6.6 obliges URI to provide to Anatolia or its Representatives any information:

  (i)
  concerning its directors' consideration of the Schemes or any Acquisition Proposal; or

  (ii)
  which would breach an obligation of confidentiality to any Person or any applicable privacy Laws.

7.     Board composition

7.1  Reconstitution of the board of each member of the Anatolia Group

  (a)
  On the Effective Date, Anatolia must do all things necessary (and in accordance with the constitution of Anatolia, the Corporations Act and the ASX Listing Rules) to appoint to the Anatolia Board and to the board of each Subsidiary of Anatolia the persons as nominated by URI, subject to those persons having provided a consent to act as directors of the relevant companies.

  (b)
  On the Implementation Date, Anatolia must procure that all existing directors of Anatolia and each Subsidiary of Anatolia (other than, in each case, those appointed pursuant to clause 7.1(a)) resign from the Anatolia Board and the board of each Subsidiary of Anatolia.

7.2  URI Board composition

  On the Implementation Date, URI will do all things necessary (and in accordance with its constituent documents, applicable Laws and the listing rules of NASDAQ) to appoint two of the existing directors of Anatolia (as nominated by URI) as new directors of URI, subject to those persons having provided a consent to act as directors of URI, such that, as at the Implementation Date, the URI Board comprises two existing Anatolia directors and five nominees of URI. In addition, URI will do all things necessary (and in accordance with its constituent documents, applicable Laws and the listing rules of NASDAQ) to nominate such two existing Anatolia directors for election at URI's 2016 annual meeting of stockholders.

8.     Representations and warranties

8.1  URI representations

  (a)
  URI represents and warrants to Anatolia (on its own behalf and separately as trustee for each of its Related Entities and Representatives) each of the matters set out in clause 8.1(b) as at the date of this agreement and on each subsequent day until 8.00am on the Second Court Date (except that where any statement is expressed to be made only at a particular date it is given only at that date).

  (b)
  URI represents and warrants that:

  (i)
  URI is a validly existing corporation registered under the Laws of its place of incorporation;

  (ii)
  the execution and delivery of this agreement by URI has been properly authorised by all necessary corporate action and URI has full corporate power and lawful authority to execute and deliver this agreement and to perform or cause to be performed its obligations under this agreement;

  (iii)
  this agreement constitutes legal, valid and binding obligations on URI and the execution of this agreement of itself does not result in a breach of or default under any agreement or deed or any writ, order or injunction, rule or regulation to which URI or any of its Subsidiaries is a party or to which they are bound;

  (iv)
  the URI Information provided to Anatolia in accordance with clause 5.2(a) for inclusion in the Explanatory Booklet will:

  (A)
  be prepared and provided in good faith;

  (B)
  comply in all material respects with the requirements of the Corporations Act, the ASX Listing Rules and RG 60; and

  (C)
  be provided on the understanding that Anatolia and its Related Entities and Representatives will rely on that information for the purposes of preparing the Explanatory Booklet and proposing and implementing the Schemes in accordance with the requirements of the Corporations Act;

  (v)
  as at the date the Explanatory Booklet is despatched to Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders, the URI Information, in the form and context in which that information appears in the version of the Explanatory Booklet registered by ASIC under section 412(6) of the Corporations Act will not be misleading or deceptive in any material respect (whether by omission or otherwise);

  (vi)
  as at the date of this agreement, URI is not in breach of its disclosure obligations under Section 13 of the Securities Exchange Act of 1934, as amended, with regards to any definitive proxy statements, reports, forms or documents required to be filed with or furnished to the United States Securities and Exchange Commission since 1 January 2014, and no such definitive proxy statement, report, form or document contained, as of its date, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

  (vii)
  as at the date of this agreement, the total issued capital of URI is:

  (A)
  29,777,989 URI Shares;

  (B)
  2,200,000 URI Shares issuable upon the exercise of outstanding unlisted warrants;

  (C)
  158,248 URI Shares issuable upon the exercise of outstanding unlisted options;

  (D)
  481,314 URI shares issuable upon the vesting of outstanding restricted stock units; and

  (E)
  3,076,923 URI shares issuable upon the conversion of amounts outstanding under that certain loan agreement, dated 13 November 2013, between URI, certain subsidiaries of URI and Resource Capital Fund V L.P., and there are no other URI Securities or URI options, performance rights, shares, convertible notes or other securities (or offers or agreements to issue any of the foregoing) (except as otherwise fairly disclosed in the URI Disclosure Letter or the URI Due Diligence Materials);

    (viii)
    the consolidated financial statements (including all notes thereto) of URI and its Subsidiaries as disclosed in its filings with the United States Securities and Exchange Commission since 1 January 2014 complied, as of their respective dates, in all material respects with applicable accounting requirements and with the published rules and regulations of the United States Securities and Exchange Commission with respect thereto and each of such statements (including the related notes, where applicable) has been prepared, in all material respects, in accordance with United States generally accepted accounting principles consistently applied during the periods involved, except as indicated in such statements or in the notes thereto, and there has not been any event, change, effect or development which would require URI to restate its financial statements in its filings with the United States Securities and Exchange Commission since 1 January 2014;

    (ix)
    the URI Due Diligence Materials and each disclosure in the URI Disclosure Letter have been disclosed in good faith and, so far as the senior management of URI are aware after due enquiry, URI has not knowingly or recklessly:

    (A)
    omitted anything from such information such as to make any part of that information materially false or misleading; or

    (B)
    included anything materially false or misleading in such information;

    (x)
    URI either owns, has a valid lease on, or has the exclusive right to explore for and exploit all uranium mineral resources located on or within the URI Projects, and any and all agreements pursuant to which Anatolia holds the foregoing ownership, leases or exclusive right are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and, to the knowledge of URI after due inquiry, URI is not in material default of any of the provisions of any such agreement nor has any default been alleged and such properties are in good standing under the applicable Laws of the jurisdictions in which they are situated and all leases pursuant to which URI derives its interest in such properties are in good standing and there has been no default under any of such leases (except as otherwise fairly disclosed in the URI Disclosure Letter or the URI Due Diligence Materials);

    (xi)
    URI has obtained or been issued all Regulatory Approvals necessary for the exploration and development and the commencement and ongoing operation of commercial production of mineral resources from the URI Projects, other than, in each case, such Regulatory Approvals that are not currently necessary for the conduct of exploration or development activities or any ongoing commercial production of mineral resources, as applicable, but that are expected to be obtained in the ordinary course of business, and there are no facts or circumstances that might reasonably be expected to adversely affect the issuance of any such Regulatory Approvals (except as otherwise fairly disclosed in the URI Disclosure Letter or the URI Due Diligence Materials);

    (xii)
    as at the date of this agreement, and so far as the senior management of any member of the URI Group are aware after due and diligent inquiry, there are no material agreements to which any member of the URI Group is a party which contain any provision that may be triggered by the implementation of the Proposed Transaction (except as otherwise fairly disclosed in the URI Disclosure Letter or the URI Due

      Diligence Materials) and which would have a material adverse effect on the Proposed Transaction or might otherwise adversely affect the business of the URI Group;

    (xiii)
    other than expressly contemplated in this agreement, no Regulatory Approvals are required to be obtained by URI in order for it to execute and perform the Transaction Documents to which it is a party;

    (xiv)
    no shareholder approval of URI is required to complete the Proposed Transaction other than the approval referred to in clause 3.1(h) and as otherwise disclosed in the URI Disclosure Letter;

    (xv)
    all information provided by or on behalf of URI to the Independent Expert to enable the Independent Expert's Report to be included in the Explanatory Booklet to be prepared and completed will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purposes of preparing the Independent Expert's Report for inclusion in the Explanatory Booklet; and

    (xvi)
    URI will, as a continuing obligation, provide to Anatolia all such further or new information which may arise after the Explanatory Booklet has been despatched until the date of the Scheme Meetings which is necessary to ensure that the URI Information, in the form and context in which that information appears in the version of the Explanatory Booklet registered by ASIC under section 412(6) of the Corporations Act, is not misleading or deceptive in any material respect (whether by omission or otherwise).

8.2  Anatolia representations

  (a)
  Anatolia represents and warrants to URI (on its own behalf and separately as trustee for each of its Related Entities and Representatives) each of the matters set out in clause 8.2(b) as at the date of this agreement and on each subsequent day until 8:00 am on the Second Court Date (except that where any statement is expressed to be made only at a particular date it is given only at that date).

  (b)
  Anatolia represents and warrants that:

  (i)
  Anatolia is a validly existing corporation registered under the Laws of its place of incorporation;

  (ii)
  the execution and delivery of this agreement by Anatolia has been properly authorised by all necessary corporate action and Anatolia has full corporate power and lawful authority to execute and deliver this agreement and to perform or cause to be performed its obligations under this agreement;

  (iii)
  this agreement constitutes legal, valid and binding obligations on Anatolia and the execution of this agreement of itself does not result in a breach of or default under any agreement or deed or any writ, order or injunction, rule or regulation to which Anatolia or any of its Subsidiaries is a party or to which they are bound;

  (iv)
  the Anatolia Information contained in the Explanatory Booklet:

  (A)
  will be prepared and included in the Explanatory Booklet in good faith; and

  (B)
  will comply in all material respects with the requirements of the Corporations Act, ASX Listing Rules and RG 60;

  (v)
  as at the date the Explanatory Booklet is despatched to Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders, the Explanatory

      Booklet registered by ASIC under section 412(6) of the Corporations Act (excluding the URI Information and the Independent Expert's Report) will not be misleading or deceptive in any material respect (whether by omission or otherwise);

    (vi)
    the Anatolia CDI Information provided to URI in accordance with clause 5.1(t) for inclusion in the CDI Disclosure Document will:

    (A)
    be prepared and provided in good faith; and

    (B)
    be provided on the understanding that URI and its Related Entities and Representatives will rely on that information for the purposes of preparing the CDI Disclosure Document;

    (vii)
    as at the date the CDI Disclosure Document is made publicly available, the Anatolia CDI Information, in the form and context in which that information appears in the CDI Disclosure Document, will not be misleading or deceptive in any material respect (whether by omission or otherwise);

    (viii)
    as at the date of this agreement, Anatolia is not in breach of its continuous disclosure obligations under the ASX Listing Rules and is not relying on the exclusion in ASX Listing Rule 3.1A to withhold any information from disclosure (other than in relation to the Proposed Transaction or as disclosed in writing to URI on or before the date of this agreement);

    (ix)
    as at the date of this agreement, the total issued capital of Anatolia is:

    (A)
    309,741,169 Anatolia Shares;

    (B)
    110,401,083 Anatolia Options, comprising:

    (I)
    47,917,750 Anatolia Options quoted on the ASX with the code 'AEKO' (with an exercise price of $0.18 and an expiry date of 15 June 2017);

    (II)
    400,000 unquoted Anatolia Options (with an exercise price of $0.08 and an expiry date of 30 November 2017);

    (III)
    1,000,000 unquoted Anatolia Options (with an exercise price of $0.065 and an expiry date of 30 November 2017);

    (IV)
    10,750,000 unquoted Anatolia Options with the code 'AEKAQ' (with an exercise price of $0.05 and an expiry date of 28 November 2018);

    (V)
    1,000,000 unquoted Anatolia Options with the code 'AEKAS' (with an exercise price of $0.12 and an expiry date of 8 October 2019);

    (VI)
    37,500,000 unquoted Anatolia Options with the code 'AEKAU' (with an exercise price of $0.12 and an expiry date of 30 September 2016);

    (VII)
    500,000 unquoted Anatolia Options (with an exercise price of $0.09 and an expiry date of 28 February 2019);

    (VIII)
    1,000,000 unquoted Anatolia Options (with an exercise price of $0.08 and an expiry date of 20 January 2020);

    (IX)
    1,000,000 unquoted Anatolia Options (with an exercise price of $0.08 and an expiry date of 6 March 2017); and

    (X)
    1,000,000 unquoted Anatolia Options (with an exercise price of $0.09 and an expiry date of 2 March 2018); and

      (C)
      11,692,252 Anatolia Performance Shares, comprising:

      (I)
      11,692,202 Anatolia Performance Shares belonging to 'Class A' with the code 'AEKAO'; and

      (II)
      50 Anatolia Performance Shares belonging to 'Class D' with the code 'AEKAK',

      and there are no other Anatolia Securities or Anatolia options, performance rights, shares, convertible notes or other securities (or offers or agreements to issue any of the foregoing) (except as otherwise fairly disclosed in the Anatolia Disclosure Letter or the Anatolia Due Diligence Materials);

    (x)
    Anatolia's financial statements as disclosed to ASX have been prepared in accordance with the Accounting Standards on a basis consistent with past practice financial statements and there has not been any event, change, effect or development which would require Anatolia to restate its financial statements as disclosed to ASX;

    (xi)
    the Anatolia Due Diligence Materials and each disclosure in the Anatolia Disclosure Letter have been disclosed in good faith and, so far as the senior management of Anatolia are aware after due enquiry, Anatolia has not knowingly or recklessly:

    (A)
    omitted anything from such information such as to make any part of that information materially false or misleading; or

    (B)
    included anything materially false or misleading in such information;

    (xii)
    Anatolia either owns, has a valid lease on, or has the exclusive right to explore for and exploit all radioactive mineral resources located on or within any mineral properties listed as assets of the Anatolia Group, including the Temrezli Project and the Sefaatli Project, and any and all agreements pursuant to which Anatolia holds the foregoing ownership, leases or exclusive right are valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms, and, to the knowledge of Anatolia after due inquiry, Anatolia is not in material default of any of the provisions of any such agreement nor has any default been alleged and such properties are in good standing under the applicable Laws of the jurisdictions in which they are situated and all leases pursuant to which Anatolia derives its interest in such properties are in good standing and there has been no default under any of such leases (except as otherwise fairly disclosed in the Anatolia Disclosure Letter or the Anatolia Due Diligence Materials);

    (xiii)
    Anatolia has obtained or been issued all Regulatory Approvals necessary for the exploration and development and the commencement and ongoing operation of commercial production of radioactive mineral resources from all material mineral properties listed as assets of the Anatolia Group, including the Temrezli Project and the Sefaatli Project, other than, in each case, such Regulatory Approvals that are not currently necessary for the conduct of exploration or development activities or any ongoing commercial production of mineral resources, as applicable, but that are expected to be obtained in the ordinary course of business, and there are no facts or circumstances that might reasonably be expected to adversely affect the issuance of any such Regulatory Approvals (except as otherwise fairly disclosed in the Anatolia Disclosure Letter or the Anatolia Due Diligence Materials);

    (xiv)
    as at the date of this agreement, and so far as the senior management of any member of the Anatolia Group are aware after due and diligent inquiry, there are no material agreements to which any member of the Anatolia Group is a party which contain any provision that may be triggered by the implementation of the Proposed Transaction (except as otherwise fairly disclosed in the Anatolia Disclosure Letter or the Anatolia Due Diligence Materials) and which would have a material adverse effect on the Proposed Transaction or might otherwise adversely affect the business of the Anatolia Group;

    (xv)
    other than expressly contemplated in this agreement, no Regulatory Approvals are required to be obtained by Anatolia in order for it to execute and perform the Transaction Documents to which it is a party;

    (xvi)
    no shareholder approval of Anatolia is required to complete the Proposed Transaction other than the approvals referred to in clauses 3.1(c), 3.1(d) and 3.1(e) and as otherwise disclosed in the Anatolia Disclosure Letter; and

    (xvii)
    all information provided by or on behalf of Anatolia to the Independent Expert to enable the Independent Expert's Report to be included in the Explanatory Booklet to be prepared and completed will be provided in good faith and on the understanding that the Independent Expert will rely upon that information for the purposes of preparing the Independent Expert's Report for inclusion in the Explanatory Booklet.

8.3  Notifications

  Each party will promptly advise the other in writing if it becomes aware of any fact, matter or circumstance which constitutes or may constitute a breach of any of the representations or warranties given by it under this clause 8.

8.4  Survival of representations

  Each representation and warranty in clauses 8.1 and 8.2:

  (a)
  is severable;

  (b)
  will survive the termination of this agreement; and

  (c)
  is given with the intent that liability thereunder will not be confined to breaches which are discovered prior to the date of termination of this agreement.

8.5  Liability of directors and Representatives

  (a)
  Each party releases its rights against, and will not make any claim against, any past or present director or Representative of any other party in relation to information provided to it or in relation to its execution or delivery this agreement to the extent that the past or present director or Representative has acted in good faith.

  (b)
  Each party holds the releases in clause 8.5(a) in respect of its directors and Representatives as trustee for its directors and Representatives.

9.     Confidentiality and Public Announcement

9.1  Confidentiality

  Each party agrees and acknowledges that it is bound by the terms of the Confidentiality Agreement save that the terms of this agreement will prevail over the Confidentiality Agreement to the extent of any inconsistency.

9.2  Public announcements on execution

  Immediately after the execution of this agreement, the parties must issue public announcements in a form previously agreed to in writing between them.

9.3  Further public announcements

  Any further public announcements by Anatolia or URI in relation to, or in connection with, the Proposed Transaction or any other transaction the subject of this agreement or the Schemes may only be made in a form approved by each party in writing (acting reasonably) subject to where a party is required by Law, the ASX Listing Rules or the NASDAQ rules to make any announcement or to make any disclosure in relation to, or in connection with, the Proposed Transaction or any other transaction the subject of this agreement or the Schemes.

10.  Termination

10.1   Termination by notice

  (a)
  URI or Anatolia may, by notice in writing to the other, terminate this agreement at any time prior to 8.00am on the Second Court Date:

  (i)
  if such termination is mutually agreed by the parties in writing;

  (ii)
  if the other is in material breach of any material clause of this agreement (including a material breach of a representation or warranty) and the other party has failed to remedy that breach within ten Business Days (or any shorter period ending before 8.00am on the Second Court Date) of receipt by it of a notice in writing from the terminating party setting out details of the relevant circumstance and requesting the other party to remedy the breach or the breach cannot be remedied by subsequent action on the part of that other party before 8.00am on the Second Court Date;

  (iii)
  in accordance with clause 3.7;

  (iv)
  if the Court refuses to make any order directing Anatolia to convene the Scheme Meetings, provided that both Anatolia and URI have met and consulted in good faith and agreed that they do not wish to proceed with the Schemes; or

  (v)
  if the Effective Date for the Schemes has not occurred, or becomes incapable of occurring for any reason, on or before the End Date.

  (b)
  Anatolia may, by notice in writing to URI, terminate this agreement at any time prior to 8.00am on the Second Court Date if:

  (i)
  each of that number of directors of Anatolia as constitutes a majority of the Anatolia Board:

  (A)
  publicly withdraws or adversely changes their recommendation or voting intention or publicly recommends a Superior Proposal; and

  (B)
  do not, within five Business Days, reinstate their recommendation of the Proposed Transaction,

      and Anatolia has complied with its obligations under clause 11, including due payment of the Anatolia Break Fee in accordance with clause 11.3; or

    (ii)
    any director of URI publicly:

    (A)
    withdraws or adversely changes their recommendation of the Proposed Transaction; or

      (B)
      makes any public statement to the effect that the Schemes are not, or are no longer, recommended;

    (iii)
    Resource Capital Fund V L.P. (RCF) (i) makes any public statement to the effect that it does not support the Proposed Transaction or the Schemes, (ii) to the knowledge of URI after due inquiry, votes against or abstains from voting for the Proposed Transaction at the URI Shareholder Meeting, (iii) refuses to provide any other consent or approval required from RCF to implement the Proposed Transaction, or (iv) to the knowledge of URI after due inquiry, otherwise acts in any manner so as to frustrate the Proposed Transaction (each of the foregoing occurrences, an RCF Adverse Event);

    (iv)
    URI and Anatolia do not, by 11.59pm (Perth time) on 22 June 2015, enter into a formal convertible loan facility agreement on materially the same terms as the convertible loan facility binding term sheet between them dated on or about the date of this agreement, with Anatolia unconditionally entitled to draw down at least $1 million in accordance with an agreed budget under that formal convertible loan facility agreement by that time subject to the terms and conditions therein; or

    (v)
    the matters set out below are not satisfied, as determined by Anatolia, acting reasonably, as at the Business Day immediately before the Second Court Date:

    (A)
    all leases, licences and rights to explore for and exploit all uranium minerals held, or represented to Anatolia as being held, by URI, including for the URI Projects, remain valid and in good standing under the applicable Laws of the jurisdictions in which they are situated and are not liable for cancellation or forfeiture;

    (B)
    any and all agreements pursuant to which URI holds the foregoing leases, licences and rights remain valid and subsisting agreements in full force and effect, enforceable in accordance with their respective terms; and

    (C)
    all bonds and other securities of whatever nature provided for rehabilitation, reclamation and mine closure for all of URI's leases, licences and rights to explore for and exploit all uranium minerals are, and remain, sufficient to cover all current and future rehabilitation, reclamation and mine closure liabilities.

  (c)
  URI may, by notice in writing to Anatolia, terminate this agreement at any time prior to 8.00am on the Second Court Date if:

  (i)
  any director of Anatolia publicly:

  (A)
  withdraws or adversely changes their recommendation of the Proposed Transaction;

  (B)
  does not recommend in the Explanatory Booklet that Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders approve the Schemes in the absence of a Superior Proposal; or

  (C)
  makes any public statement to the effect that a Scheme is not, or is no longer, recommended; or

  (ii)
  an Acquisition Proposal is announced or made and is publicly recommended or supported by any director of Anatolia; or

  (iii)
  the matters set out in Schedule 7 hereto remain unresolved as at the Business Day immediately before the Second Court Date.

10.2   Automatic termination

  Without limiting any other term of this agreement but subject to clause 3.6, this agreement will terminate automatically if a Scheme is not approved by the necessary majorities required under section 411(4)(a)(ii) of the Corporations Act at the relevant Scheme Meeting.

10.3   Effect of termination

  (a)
  In the event this agreement is terminated, the provisions of this agreement will cease to have effect, except for the provisions of clauses 1, 8.4, 9, 10.3, 11, 12, 13, 15 and clauses 16.3 to 16.17 (inclusive) which will survive termination.

  (b)
  Termination of this agreement does not affect any accrued rights of a party in respect of a breach of this agreement prior to termination.

10.4   Survival of obligations

  The rights and obligations of the parties under the Confidentiality Agreement survive termination of this agreement.

10.5   Disclosure on termination of agreement

  The parties agree that, if this agreement is terminated under this clause 10, any party may disclose:

  (a)
  the fact that this agreement has been terminated, where such disclosure is required by the relevant listing rules or is in the reasonable opinion of that party required to ensure that the market in its securities is properly informed;

  (b)
  the fact that this agreement has been terminated to ASIC and the Court; and

  (c)
  information that is required to be disclosed as a matter of Law or in any proceedings.

11.  Anatolia Break Fee

11.1   Background

  (a)
  Anatolia acknowledges that, if the parties enter into this agreement and the Schemes are subsequently not implemented, URI will incur significant costs including those described in clause 11.2.

  (b)
  In the circumstances referred to in clause 11.1(a), URI has requested that provision be made for the payments outlined in clause 11.3, without which URI would not have entered into this agreement.

  (c)
  The Anatolia Board believes that the Schemes will provide benefit to Anatolia and Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders and that it is appropriate for Anatolia to agree to the payments referred to in this clause 11 in order to secure URI's participation in the Proposed Transaction.

11.2   Costs incurred by URI

  (a)
  The fee payable under clause 11.3 has been calculated to reimburse URI for the following:

  (i)
  fees for legal and financial advice in planning and implementing the Proposed Transaction;

    (ii)
    reasonable opportunity costs incurred in engaging in the Proposed Transaction or in not engaging in other alternative acquisitions or strategic initiatives;

    (iii)
    costs of management and directors' time in planning and implementing the Proposed Transaction;

    (iv)
    out of pocket expenses incurred in planning and implementing the Proposed Transaction;

    (v)
    costs associated with the financing arrangements in respect of the Proposed Transaction; and

    (vi)
    any damage to URI's reputation associated with a failed transaction and the implications of those damages if URI seeks to execute alternative acquisitions in the future,

    in each case, incurred by URI directly or indirectly as a result of having entered into this agreement and pursuing the Proposed Transaction.

  (b)
  The parties acknowledge that:

  (i)
  the amount of fees, costs and losses referred to in this clause 11.2 is inherently unascertainable and that, even after termination of this agreement, the costs will not be able to be accurately ascertained; and

  (ii)
  the amount of the costs payable under clause 11.3 is a genuine and reasonable pre-estimate of those fees, costs and losses (it being acknowledged by the parties that the costs would most likely be in excess of this amount).

11.3   Payment by Anatolia to URI

  (a)
  Anatolia agrees to pay to URI $319,964 (exclusive of GST) (Anatolia Break Fee) if:

  (i)
  (Superior Proposal) a Superior Proposal is publicly announced or made before the Effective Date (or the termination of this agreement, whichever occurs first) and is recommended by any of the directors of Anatolia and, within twelve months from the date of this agreement, the third party who announced or made the Superior Proposal:

  (A)
  completed, implements or consummates that Superior Proposal; or

  (B)
  without limiting clause 11.3(a)(i)(A), acquires voting power (as defined in section 610 of the Corporations Act) in more than 50% of the Anatolia Shares;

  (ii)
  (Change of Recommendation) at any time prior to the Second Court Date, any director of Anatolia publically:

  (A)
  withdraws or adversely modifies or qualifies their recommendation of the Proposed Transaction or recommends or supports an Acquisition Proposal;

  (B)
  does not recommend in the Explanatory Booklet that Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders approve the Schemes; or

  (C)
  makes any public statement to the effect that a Scheme is not, or is no longer, recommended,

      other than:

      (D)
      in circumstances where Anatolia is entitled to terminate this agreement under clause 10.1(a)(ii), 10.1(a)(iii), 10.1(b)(ii), 10.1(b)(iii), 10.1(b)(iv) or 10.1(b)(v); or

      (E)
      where the Independent Expert concludes (either in its initial report or in any updated, revised or supplemental report) that the Schemes are not in the best interests of Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders;

    (iii)
    (Material Breach) URI terminates this agreement in accordance with clause 10.1(a)(ii); or

    (iv)
    (Anatolia Prescribed Occurrence) the Condition in clause 3.1(o) is breached or not satisfied prior to 8.00am on the Second Court Date and URI terminates this agreement in accordance with clause 10.1(a)(iii).

  (b)
  Anatolia must pay URI the Anatolia Break Fee within five Business Days of receipt by Anatolia of a demand for payment from URI made after the occurrence of the event referred to in clause 11.3(a).

11.4   Anatolia Break Fee not payable

  Despite any other terms of this agreement:

  (a)
  the Anatolia Break Fee will not be payable to URI if the Schemes become Effective; and

  (b)
  the Anatolia Break Fee is only payable once.

11.5   Compliance with Law

  If it is finally determined following the exhaustion of all reasonable avenues of appeal to the Takeovers Panel or a Court that all or any part of the Anatolia Break Fee (Anatolia Impugned Amount):

  (a)
  would, if paid, be unlawful for any reason;

  (b)
  involves a breach of the fiduciary or statutory duties of the Anatolia Board; or

  (c)
  constitutes unacceptable circumstances within the meaning of the Corporations Act or breaches an order of the Takeovers Panel,

  then:

  (d)
  the requirement to pay the Anatolia Break Fee does not apply to the extent of the Anatolia Impugned Amount; and

  (e)
  if URI has received the Anatolia Impugned Amount, it must refund it within five Business Days of the final determination being made.

  Anatolia must not seek any such determination and must use all reasonable endeavours to ensure that no such determination is made.

12.  URI Break Fee

12.1   Background

  (a)
  URI acknowledges that, if the parties enter into this agreement and the Schemes are subsequently not implemented, Anatolia will incur significant costs including those described in clause 12.2.

  (b)
  In the circumstances referred to in clause 12.1(a), Anatolia has requested that provision be made for the payments outlined in clause 12.3, without which Anatolia would not have entered into this agreement.

  (c)
  The URI Board believes that the Schemes will provide benefit to URI and URI Shareholders and that it is appropriate for URI to agree to the payments referred to in this clause 12 in order to secure Anatolia's participation in the Proposed Transaction.

12.2   Costs incurred by Anatolia

  (a)
  The fee payable under clause 12.3 has been calculated to reimburse Anatolia for the following:

  (i)
  fees for legal and financial advice in planning and implementing the Proposed Transaction;

  (ii)
  reasonable opportunity costs incurred in engaging in the Proposed Transaction or in not engaging in other alternative acquisitions, disposals or strategic initiatives;

  (iii)
  costs of management and directors' time in planning and implementing the Proposed Transaction;

  (iv)
  out of pocket expenses incurred in planning and implementing the Proposed Transaction;

  (v)
  costs associated with the financing arrangements in respect of the Proposed Transaction; and

  (vi)
  any damage to Anatolia's reputation associated with a failed transaction and the implications of those damages if Anatolia seeks to execute alternative disposals in the future,

    in each case, incurred by Anatolia directly or indirectly as a result of having entered into this agreement and pursuing the Proposed Transaction.

  (b)
  The parties acknowledge that:

  (i)
  the amount of fees, costs and losses referred to in this clause 12.2 is inherently unascertainable and that, even after termination of this agreement, the costs will not be able to be accurately ascertained; and

  (ii)
  the amount of the costs payable under clause 12.3 is a genuine and reasonable pre-estimate of those fees, costs and losses (it being acknowledged by the parties that the costs would most likely be in excess of this amount).

12.3   Payment by URI to Anatolia

  (a)
  URI agrees to pay to Anatolia $319,964 (exclusive of GST) (URI Break Fee) if:

  (i)
  (Material Breach) Anatolia terminates this agreement in accordance with clause 10.1(a)(ii);

  (ii)
  (Failure to pay Scheme Consideration) URI does not pay the Share Scheme Consideration, Option Scheme Consideration or Performance Share Scheme Consideration in accordance with the terms and conditions of this agreement and the Deed Poll;

  (iii)
  (URI Prescribed Occurrence) the Condition in clause 3.1(p) is breached or not satisfied prior to 8.00am on the Second Court Date and Anatolia terminates this agreement in accordance with clause 10.1(a)(iii);

  (iv)
  (Anatolia Termination) Anatolia terminates this agreement in accordance with clause 10.1(b)(ii), clause 10.1(b)(iii) or 10.1(b)(v); or

    (v)
    (URI Termination) URI terminates this agreement in accordance with clause 10.1(c)(iii).

  (b)
  URI must pay Anatolia the URI Break Fee within five Business Days of receipt by URI of a demand for payment from Anatolia made after the occurrence of the event referred to in clause 12.3(a).

12.4   URI Break Fee not payable

  Despite any other terms of this agreement:

  (a)
  the URI Break Fee will not be payable to Anatolia if the Schemes becomes Effective; and

  (b)
  the URI Break Fee is only payable once.

12.5   Compliance with Law

  If it is finally determined following the exhaustion of all reasonable avenues of appeal to the Takeovers Panel or a Court that all or any part of the URI Break Fee (URI Impugned Amount):

  (a)
  would, if paid, be unlawful for any reason;

  (b)
  involves a breach of the fiduciary or statutory duties of the URI Board; or

  (c)
  constitutes unacceptable circumstances within the meaning of the Corporations Act or breaches an order of the Takeovers Panel,

  then:

  (d)
  the requirement to pay the URI Break Fee does not apply to the extent of the URI Impugned Amount; and

  (e)
  if Anatolia has received the URI Impugned Amount, it must refund it within five Business Days of the final determination being made.

  URI must not seek any such determination and must use all reasonable endeavours to ensure that no such determination is made.

13.  Exclusivity

13.1   No Shop

  During the Exclusivity Period, Anatolia will not, and will ensure that its Related Entities and their respective Representatives do not, except with the prior written consent of URI, solicit, initiate, invite or encourage any Acquisition Proposal or take any action to facilitate the submission of any inquiries, indications of interest, proposals or offers from any third party other than URI or its Related Entities in relation to, or which may reasonably be expected to lead to, an Acquisition Proposal.

13.2   No Talk and No Due Diligence

  Except to the extent permitted in clause 13.4, during the Exclusivity Period, Anatolia will not, and will ensure that its Related Entities and their respective Representatives do not, except with the prior written consent of URI:

  (a)
  discuss or negotiate or participate in any discussions or negotiations with any Person regarding an Acquisition Proposal or any agreement, arrangement or understanding which may reasonably be expected to lead to an Acquisition Proposal;

  (b)
  enter into any agreement, agreement in principle or other commitment (whether or not legally enforceable) in connection with or consummate an Acquisition Proposal; or

  (c)
  provide any information to a third party relating to, for the purposes of enabling that party to consider, evaluate or make, or that may reasonably be expected to lead to, an Acquisition Proposal.

13.3   Notice of Acquisition Proposal

  Except to the extent that Anatolia is entitled to withhold notification to URI pursuant to clause 13.4, in furtherance and not in limitation of the other provisions of, and without prejudice to URI's rights under, this clause 13, during the Exclusivity Period, Anatolia will promptly (and in any event within 24 hours):

  (a)
  notify URI, at first orally and then in writing, if Anatolia or any of its Related Entities or their respective Representatives receives any Acquisition Proposal or written proposal, inquiry, offer, request or any other communication:

  (i)
  relating to an Acquisition Proposal or potential Acquisition Proposal or inquiry that could reasonably lead or be expected to lead to an Acquisition Proposal (including any reiteration or variation of an Acquisition Proposal or potential Acquisition Proposal);

  (ii)
  for discussions or negotiations of an Acquisition Proposal or potential Acquisition Proposal; or

  (iii)
  for non-public information relating to Anatolia or its Subsidiaries, access to properties, books and records or a list of Anatolia Shareholders, Anatolia Optionholders or Anatolia Performance Shareholders or the shareholders of any Subsidiary of Anatolia;

  (b)
  provide URI written notice of the terms and conditions of the Acquisition Proposal or potential Acquisition Proposal, including the consideration being offered and such other details as URI may reasonably request; and

  (c)
  provide URI:

  (i)
  written notice of the identity of the Person(s) involved in the Acquisition Proposal or potential Acquisition Proposal; and

  (ii)
  regular updates on the status of, or any material developments in relation to, any such Acquisition Proposal or potential Acquisition Proposal,

    (each notice satisfying clauses 13.3(a), 13.3(b), and 13.3(c), an Acquisition Proposal Notice), it being understood that any reiteration or variation of any prior Acquisition Proposal or potential Acquisition Proposal will require a new Acquisition Proposal Notice.

13.4   Exceptions

  Subject in all cases to Anatolia's compliance with clause 13.5, where Anatolia has received a bona fide written Acquisition Proposal (other than an Acquisition Proposal resulting from a breach of clause 13.1 or clause 13.2):

  (a)
  clauses 13.2 and 13.3 do not apply to Anatolia contacting the Person making such Acquisition Proposal and its Representatives solely for the purpose of clarifying the terms and conditions of such Acquisition Proposal and the likelihood of its consummation so as to determine whether such Acquisition Proposal is, or is reasonably likely to lead to, a Superior Proposal; and

  (b)
  if the Anatolia Board, in good faith and acting reasonably after consulting with its external legal and financial advisers, determines that the Acquisition Proposal is a Superior Proposal or would be likely to lead to an Acquisition Proposal that is a Superior Proposal, clauses 13.2 and 13.3 do not apply to any action that the Anatolia Board proposes to take or proposes to omit taking with respect to any such Acquisition Proposal, including:

  (i)
  furnishing information with respect to Anatolia and its Subsidiaries to the Person making such Acquisition Proposal and its Representatives, provided that:

  (A)
  such Person has entered into an Acceptable Confidentiality Agreement;

  (B)
  Anatolia sends a copy of such Acceptable Confidentiality Agreement to URI promptly following its execution; and

  (C)
  URI is promptly provided with a list of, and access to (to the extent not previously provided to URI) the information provided to such Person; and

  (ii)
  engaging in discussions and negotiations with the Person making such Acquisition Proposal and its Representatives provided that all such information, access and discussions must cease during the Match Period.

13.5   Superior Proposal procedures

  (a)
  Notwithstanding clause 13.4, Anatolia or the Anatolia Board may:

  (i)
  authorise, enter into or consummate any letter of intent, memorandum of understanding or other agreement, arrangement or understanding (other than a confidentiality agreement contemplated by clause 13.4(b)(i)) with respect to an Acquisition Proposal;

  (ii)
  effect a Change of Recommendation with respect to any Acquisition Proposal (other than an Acquisition Proposal resulting from a breach of clause 13.1 or 13.2); or

  (iii)
  terminate this agreement,

    if and only if:

    (iv)
    Anatolia has complied with its obligations under this clause 13;

    (v)
    the Anatolia Board determines, in good faith and acting reasonably after consultation with its external legal and financial advisers, that such Acquisition Proposal constitutes a Superior Proposal;

    (vi)
    the Anatolia Board determines in good faith acting reasonably after consulting with its external legal and financial advisers that failing to take such action with respect to such Acquisition Proposal would be likely to constitute a breach of the Anatolia Board's fiduciary or statutory duties under applicable Law;

    (vii)
    the Anatolia Board provides URI at least five Business Days' prior written notice (a Superior Proposal Notice) of such determinations and its intention to take such action, which notice will include:

    (A)
    the material terms of such Acquisition Proposal including the consideration being offered;

    (B)
    upon receipt of a written request by URI, the identity of the Person(s) involved in such Acquisition Proposal; and

    (C)
    any other details reasonably requested by URI;

    (viii)
    the Anatolia Board provides URI at all times during such five Business Day period (Match Period) with the right to make a URI Counterproposal with respect to such Superior Proposal in accordance with clause 13.5(b); and

    (ix)
    the Anatolia Board determines, in good faith acting reasonably after consultation with its external legal and financial advisers and taking into account any URI Counterproposal, that:

    (A)
    such Acquisition Proposal continues to constitute a Superior Proposal at the end of the Match Period; and

    (B)
    failing to take such action would be likely to constitute a breach of the Anatolia Board's fiduciary or statutory duties under applicable Law.

  (b)
  If Anatolia gives a Superior Proposal Notice, URI will have the right, but not the obligation, at any time until the expiration of five Business Days following receipt of such Superior Proposal Notice, to make one or more offers to Anatolia in writing to amend the terms of the Proposed Transaction or the Schemes (as the case may be) including but not limited to increasing the amount of consideration offered under a Scheme or proposing any other form of transaction (each a URI Counterproposal) and if URI does so, the Anatolia Board will cooperate with URI, review the URI Counterproposal and negotiate with URI in good faith to determine whether the URI Counterproposal is more favourable to the Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders than the Superior Proposal specified in such Superior Proposal Notice and to make such adjustments to the terms of the Proposed Transaction or a Scheme as URI deems appropriate and as would enable URI to proceed with the Proposed Transaction on such adjusted terms. If the Anatolia Board determines that any URI Counterproposal is more favourable to the Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders than such Superior Proposal, then:

  (i)
  if the URI Counterproposal contemplates an amendment to this agreement, the parties will enter into a deed amending this agreement reflecting the URI Counterproposal;

  (ii)
  if the URI Counterproposal contemplates any other transaction, Anatolia will make an announcement as soon as reasonably practicable recommending the URI Counterproposal, in the absence of a Superior Proposal and, if required, subject to the conclusions of an independent expert, and the parties will pursue implementation of the URI Counterproposal in good faith with their reasonable best efforts; and

  (iii)
  Anatolia will not authorise or enter into any letter of intent, memorandum of understanding, or other agreement, arrangement or understanding, or effect a Change of Recommendation, relating to (or consummate) such former Superior Proposal.

    For the avoidance of doubt, clause 13.5(b) will not preclude the Anatolia Board from receiving and considering any further Acquisition Proposal (including from the same Person which provided the former Superior Proposal) in accordance with this clause 13, it being understood that any such further Acquisition Proposal (including from the same Person which provided the former Superior Proposal) will require a new Acquisition Proposal Notice and compliance with this clause 13.5.

  (c)
  Any modification of any Superior Proposal will constitute a new Superior Proposal and require the delivery of a new Superior Proposal Notice and reset compliance with this clause 13.5.

13.6   Termination of existing discussions

  Anatolia undertakes it will, on the date of this agreement cease any existing discussions or negotiations with any party which relate to, or may reasonably be expected to lead to, an Acquisition Proposal and will:

  (a)
  request the return or destruction of the confidential information of Anatolia and its Related Entities in accordance with the terms of any relevant confidentiality agreement from all third parties conducting due diligence investigations on Anatolia or any of its Subsidiaries or considering any Acquisition Proposal; and

  (b)
  terminate the electronic data room access granted to any third party prior to the date of this agreement in connection with (or in contemplation of) an Acquisition Proposal or potential Acquisition Proposal.

  However, for the avoidance of doubt, nothing in this clause 13.6 precludes Anatolia from taking any of the actions permitted by clause 13.4.

13.7   Legal advice

  Anatolia represents and warrants to URI that:

  (a)
  prior to entering into this agreement, it has received legal advice on this agreement and the operation of this clause 13; and

  (b)
  it and the Anatolia Board consider this clause 13 to be fair and reasonable and that it is appropriate to agree to the terms in this clause 13 in order to secure the significant benefits to it, and the Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders, resulting from the transactions contemplated hereby.

14.  Anatolia Securities

14.1   Anatolia obligations

  Anatolia must, in respect of each outstanding Anatolia Security other than the Scheme Options or the Scheme Performance Shares:

  (a)
  use all reasonable endeavours to procure that legally binding agreements are entered into by the relevant Anatolia Securityholder with URI and Anatolia at least two Business Days prior to the First Court Date such that, subject only to the requisite majorities of Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders approving the Schemes at the Scheme Meetings, the Anatolia Securities held by that Anatolia Securityholder are either acquired by URI, or cancelled, for consideration that is consistent with clause 14.2(a), such acquisition or cancellation to take effect on the Implementation Date immediately following implementation of the Scheme; and

  (b)
  use all reasonable endeavours to take all actions necessary to ensure that any Anatolia Securities that remain outstanding as at the Record Date, for any reason whatsoever, lapse or are otherwise cancelled.

14.2   Consideration

  (a)
  The consideration payable to an Anatolia Securityholder for the purposes of clause 14.1(a) must comprise a cash sum equivalent to:

  (i)
  in the case of Anatolia Options, the Black-Scholes Value of the Anatolia Options; or

    (ii)
    in the case of any other Anatolia Security, a valuation of the Anatolia Security by an independent expert agreed in writing by the parties.

  (b)
  URI undertakes in favour of Anatolia to comply with, and provide all reasonable assistance to Anatolia in complying with, this clause 14, including obtaining any and all necessary Regulatory Approvals, entering such legally binding agreements contemplated in clause 14.1(a) to which it is required to be a party and paying the consideration contemplated by clause 14.2(a) on the terms outlined in the legally binding agreements referred to in clause 14.1(a).

15.  Notices

  Any communication under or in connection with this agreement:

  (a)
  must be in writing;

  (b)
  must be addressed as shown below:

Anatolia
Address:	Unit 3, 80 Colin Street West Perth WA 6005 Australia
Facsimile:	+61 8 9321 5036
E-mail:	admin@anatoliaenergy.com.au
Attn:	The Company Secretary
with a copy to:
Address:	Steinepreis Paganin Level 4, The Read Buildings 16 Milligan Street Perth WA 6000
Facsimile:	+61 8 9321 4333
E-mail:	pwall@steinpag.com.au; adisney@steinpag.com.au
Attn:	Peter Wall and Andrew Disney
URI
Address:	Suite 300, 6950 South Potomac Street Centennial, CO 80112 United States of America
Facsimile:	+1 303 531 0519
E-mail:	cjones@uraniumresources.com
Attn:	Christopher M. Jones

with a copy to:
Address:	Hogan Lovells US LLP One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, CO 80202 USA
Facsimile:	+1 303 899 7333
E-mail:	paul.hilton@hoganlovells.com; david.crandall@hoganlovells.com
Attn:	Paul Hilton and David Crandall
and
Address:	Minter Ellison Level 40, Governor Macquarie Tower 1 Farrer Place Sydney NSW 2000
Facsimile:	+61 2 9921 8123
E-mail:	ben.smith@minterellison.com; kevin.ko@minterellison.com
Attn:	Ben Smith and Kevin Ko

  (or as otherwise notified by that party to the other party from time to time);

  (c)
  must be signed by the party making the communication or by a person duly authorised by that party;

  (d)
  must be delivered or posted by prepaid post to the address, or sent by fax to the number or by e-mail to the e-mail address, of the addressee, in accordance with clause 15(b); and

  (e)
  will be deemed to be received by the addressee:

  (i)
  (in the case of prepaid post) on the fifth Business Day after the date of posting;

  (ii)
  (in the case of fax) at the local time (in the place of receipt of that fax) which then equates to the time at which that fax is sent as shown on the transmission report which is produced by the machine from which that fax is sent and which confirms transmission of that fax in its entirety, unless that local time is not a Business Day, or is after 5.00pm on a Business Day, when that communication will be deemed to be received at 9.00am on the next Business Day;

  (iii)
  (in the case of e-mail) at the local time (in the place of receipt of that fax) which then equates to the time at which that e-mail is sent as shown on the device from which that e-mail is sent and which confirms transmission of that e-mail in its entirety, unless that local time is not a Business Day, or is after 5.00pm on a Business Day, when that e-mail will be deemed to be received at 9.00am on the next Business Day; and

  (iv)
  (in the case of delivery by hand) on delivery at the address of the addressee as provided in clause 15(b), unless that delivery is not made on a Business Day, or after 5.00pm on a Business Day, when that communication will be deemed to be received at 9.00am on the next Business Day.

16.  General

16.1   Further acts

  Each party will promptly do and perform all further acts and execute and deliver all further documents (in form and content reasonably satisfactory to that party) required by Law or reasonably requested by any other party to give effect to this agreement.

16.2   Timetable

  (a)
  The parties agree that the Timetable is indicative only and is not binding on the parties.

  (b)
  Each party must use its reasonable endeavours to ensure that each step in the Timetable is met by the relevant date and must consult with the other party on a regular basis regarding its progress in implementing the Schemes in regards to the Timetable.

16.3   Payments

  Unless otherwise expressly provided in this agreement, where an amount is required to be paid to a party (the Receiving Party) by another party under this agreement, that amount shall be paid:

  (a)
  in immediately available and irrevocable funds by electronic transfer to a bank account or accounts notified by the Receiving Party in writing on or before the due date for payment, or in other such immediately payable funds as the parties may agree; and

  (b)
  without deduction, withholding or set-off.

16.4   Interest

  (a)
  If a party fails to pay any amount payable under this agreement on the due date for payment, that party must pay interest on the amount unpaid at the higher of the 30 day bank bill swap reference rate (as published on the relevant due date for payment in the 'Money & Bond Markets' section of The Australian Financial Review) plus 3% per annum or the rate (if any) fixed or payable under any judgment or other thing into which the liability to pay the amount becomes merged.

  (b)
  The interest payable under clause 16.4(a):

  (i)
  accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the amount becomes merged; and

  (ii)
  may be capitalised by the Person to whom it is payable at monthly intervals.

16.5   Consents or approvals

  Unless this agreement expressly provides otherwise, a party may:

  (a)
  give conditionally or unconditionally; or

  (b)
  withhold,

  its approval or consent in its absolute discretion.

16.6   GST

  (a)
  Any reference in this clause 16.6 to a term defined or used in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) is, unless the context indicates otherwise, a reference to that term as defined or used in that Act.

  (b)
  Unless expressly included, the consideration for any supply under or in connection with this agreement does not include GST.

  (c)
  To the extent that any supply made by a party (Supplier) to another party (Recipient) under or in connection with this agreement is a taxable supply, the Recipient must pay to the Supplier, in addition to the consideration to be provided under this agreement but for the application of this clause 16.6(c) for that supply (GST Exclusive Consideration), an amount equal to the amount of the GST Exclusive Consideration (or its GST exclusive market value) multiplied by the rate at which GST is imposed in respect of the supply. This clause 16.6(c) does not apply to any taxable supply under or in connection with this agreement that is expressly stated to include GST.

  (d)
  The amount on account of GST payable in accordance with this clause 16.6 will be paid at the same time and in the same manner as the consideration otherwise payable for the supply is provided.

  (e)
  Any reference in the calculation of any consideration or of any indemnity, reimbursement or similar amount to a cost, expense or liability incurred by a Person (Relevant Expense) is a reference to the relevant expense reduced by an amount equal to any input tax credit entitlement of that Person (or of the representative member of any GST group to which the Person belongs) in relation to the Relevant Expense. A party will be assumed to have an entitlement to a full input tax credit unless it demonstrates otherwise prior to the date on which the relevant payment or consideration must be provided.

16.7   Expenses

  Except as otherwise provided in this agreement, each party will pay its own costs and expenses in connection with the negotiation, preparation, execution, and performance of this agreement and the Explanatory Booklet and the proposed, attempted or actual implementation of this agreement and the Schemes.

16.8   Amendments

  This agreement may only be varied by a document signed by or on behalf of each of the parties.

16.9   Assignment

  A party cannot assign, novate or otherwise transfer any of its rights or obligations under this agreement without the prior written consent of each other party, which consent that other party may give or withhold in its absolute discretion.

16.10    Business Day

  Except where otherwise expressly provided, where under this agreement the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing will be done on the next Business Day.

16.11    Waiver

  Without limiting any other provisions of this agreement, the parties agree that:

  (a)
  failure to exercise or enforce or a delay in exercising or enforcing or the partial exercise or enforcement of any right, power or remedy provided by Law or under this agreement by any party will not in any way preclude, or operate as a waiver of, any exercise or enforcement, or further exercise or enforcement of that or any other right, power or remedy provided by Law or under this agreement;

  (b)
  any waiver given by any party under this agreement will only be effective and binding on that party if it is given or confirmed in writing by that party;

  (c)
  no waiver of a breach of any term of this agreement will operate as a waiver of another breach of that term or of a breach of any other term of this agreement; and

  (d)
  nothing in this agreement obliges a party to exercise a right to waive any conditional term of this agreement that may be in its power.

16.12    Release of officers and directors

  (a)
  Subject to the Corporations Act, none of the past, present or future officers and directors of Anatolia will be liable for anything done or purported to be done in connection with the Schemes or any transaction contemplated by this agreement in good faith, but nothing in this clause excludes any liability that may arise from wilful misconduct or bad faith on the part of such a person. Anatolia receives and holds the benefit of this release, as agent for its directors and officers.

  (b)
  Subject to the Corporations Act, none of the past, present or future officers and directors of URI will be liable for anything done or purported to be done in connection with the Schemes or any transaction contemplated by this agreement in good faith, but nothing in this clause excludes any liability that may arise from wilful misconduct or bad faith on the part of such a person. URI receives and holds the benefit of this release, as agent for its directors and officers.

16.13    Counterparts

  (a)
  This agreement may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the agreement of each party who has executed and delivered that counterpart. Each counterpart constitutes an original of this agreement, and all together constitute one agreement.

  (b)
  This agreement is binding on the parties on the exchange of duly executed counterparts.

  (c)
  The parties agree that a copy of an original executed counterpart sent by electronic mail or facsimile machine to the e-mail address or facsimile number of the other party specified in clause 15, instead of the original, is sufficient evidence of the execution of the original and may be produced in evidence for all purposes in place of the original.

16.14    Entire agreement

  (a)
  This agreement:

  (i)
  embodies the entire understanding of the parties and constitutes the entire terms agreed on between the parties; and

  (ii)
  supersedes any prior agreement (whether or not in writing) between the parties.

  (b)
  Despite clause 16.14(a), the Confidentiality Agreement continues to apply to the parties in accordance with its terms, except to the extent of any express inconsistency, in which case this agreement prevails.

16.15    No representation or reliance

  (a)
  Each party acknowledges that no party (nor any Person acting on its behalf) has made any representation or other inducement to it to enter into this agreement, except for representations or inducements expressly set out in this agreement.

  (b)
  Each party acknowledges and confirms that it does not enter into this agreement in reliance on any representation or other inducement by or on behalf of any other party, except for any representation or inducement expressly set out in this agreement.

16.16    No merger

  The rights and obligations of the parties will not merge on completion of any transaction under this agreement.

16.17    Governing law

  (a)
  This agreement is governed by the laws applying in Western Australia, Australia.

  (b)
  Each party irrevocably:

  (i)
  submits to the non-exclusive jurisdiction of the courts of Western Australia, Australia and of the courts competent to determine appeals from those courts, with respect to any proceedings that may be brought at any time relating to this agreement; and

  (ii)
  waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if the venue of those proceedings fall within clause 16.17(b)(i).

Schedule 1—Indicative Timetable

Event	Date

Enter into Scheme Implementation Agreement	Wednesday 3 June 2015

Despatch URI Notice of Meeting to URI Shareholders	Tuesday 30 June 2015 (Denver time)

Lodge Explanatory Booklet with ASIC for review and comment	Friday 17 July 2015

First Court Date	Wednesday 5 August 2015

Explanatory Booklet registered with ASIC	Wednesday 5 August 2015

Despatch Explanatory Booklet to Anatolia Shareholders, Anatolia Optionholders and Anatolia Performance Shareholders	Friday 7 August 2015

URI Shareholder Meeting	Monday 10 August 2015 (Denver time)

Scheme Meetings	Thursday 10 September 2015

Second Court Date	Wednesday 16 September 2015

Effective Date—lodge office copy of Court order approving the Scheme with ASIC	Thursday 17 September 2015

Record Date	7.00pm (Perth time) on Thursday 24 September 2015

Implementation Date: Issue and allot New URI Shares, CDI Shares, New URI Options, CDI Options and New URI Performance Shares. Reconstitute boards of each Anatolia Group company	Thursday 1 October 2015

Signing page

EXECUTED as an agreement.

Executed by Anatolia Energy Limited ABN 68 076 577 994
/s/ PAUL CRONIN Signature of director	/s/ PATRICK BURKE Signature of director/company secretary (Please delete as applicable)
Paul Cronin Name of director (print)	Patrick Burke Name of director/company secretary (print)
Executed by Uranium Resources, Inc. (a company incorporated in Delaware)
/s/ CHRISTOPER M. JONES Signature of director	/s/ JOHN W. LAWRENCE Signature of company secretary
Christoper M. Jones Name of director (print)	John W. Lawrence Name of company secretary (print)

QuickLinks

  Exhibit 2.1